UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

OLO INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2025 Proxy Statement

Notice of Annual Meeting of Stockholders

Notice of Annual Meeting
of Stockholders
To be Held on June 12, 2025
Dear Fellow Stockholders,
You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Olo Inc., a Delaware corporation (“Olo”). The Annual Meeting will be held virtually, via live webcast at www.virtualshareholdermeeting.com/OLO2025, on Thursday, June 12, 2025 at 10:00 a.m., Eastern Time. We believe hosting a virtual meeting enables enhanced stockholder access and engagement while reducing the overall cost of our Annual Meeting. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We encourage you to attend online and participate. We recommend that you log in a few minutes before 10:00 a.m., Eastern Time, on June 12, 2025 to ensure your attendance.
The Annual Meeting will be held for the following purposes:
1.	To elect three Class I directors: Noah H. Glass, David Cancel, and Linda Rottenberg, each to hold office until our annual meeting of stockholders in 2028.
2.	To ratify the selection by the audit committee of our board of directors of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year-ending December 31, 2025.
3.	To approve, on a non-binding advisory basis, the compensation of our named executive officers.
4.	To conduct any other business properly brought before the meeting.
These items of business are more fully described in the accompanying proxy statement.
The Record Date for the Annual Meeting is the close of business on April 16, 2025. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.
We appreciate your continued support of Olo.
By Order of the Board of Directors,

Noah H. Glass Founder, Chief Executive Officer, and Director
285 Fulton Street, One World Trade Center, 82nd Floor
New York, New York 10007
April 24, 2025

You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting, PLEASE VOTE YOUR SHARES. As an alternative to voting online during the meeting, you may vote your shares in advance of the Annual Meeting through the internet, by telephone, or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card.

Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank, or other agent and you wish to vote at the Annual Meeting, you must follow the instructions from such organization and will need to obtain a proxy issued in your name from that record holder.

Proxy Statement for the
2025 Annual Meeting of
Stockholders
To Be Held at 10:00 a.m., Eastern Time, on
Thursday, June 12, 2025
Our board of directors is soliciting your proxy to vote at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Olo Inc., a Delaware corporation (“Olo”), to be held virtually, via live webcast at www.virtualshareholdermeeting.com/OLO2025, on Thursday, June 12, 2025 at 10:00 a.m., Eastern Time, and any adjournment or postponement thereof. Only stockholders of record at the close of business on April 16, 2025 (the “Record Date”) will be entitled to vote at the Annual Meeting.
For the Annual Meeting, we have elected to furnish our proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year-ended December 31, 2024 (the “Annual Report”), to our stockholders primarily via the internet. On or about April 24, 2025, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) that contains notice of the Annual Meeting and instructions on how to access our proxy materials on the internet, how to vote, and how to request printed copies of the proxy materials. Stockholders may request to receive all future materials in printed form by mail, or by email, by following the instructions contained in the Notice. A stockholder’s election to receive proxy materials by mail or email will remain in effect until revoked. We encourage stockholders to take advantage of the availability of the proxy materials on the internet to help reduce the overall cost of our Annual Meeting.
In this proxy statement, we refer to Olo Inc. as “Olo,” “we,” or “us” and the board of directors of Olo as “our board of directors.” The Annual Report, which contains consolidated financial statements as of and for the fiscal year-ended December 31, 2024 (“Fiscal Year 2024”), accompanies this proxy statement. You also may obtain a copy of the Annual Report without charge by emailing InvestorRelations@olo.com. Exhibits will be provided upon written request and payment of an appropriate processing fee.
2025 Proxy Statement	1

Questions and Answers About These Proxy Materials and Voting
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
Q:	Why did I receive a notice regarding the availability of proxy materials on the internet?
A:
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you the Notice because our board of directors is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements thereof. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 24, 2025 to all stockholders of record as of the Record Date that are entitled to vote at the Annual Meeting.
Q:	Will I receive any other proxy materials by mail?
A:	We may send you a proxy card, along with a second Notice, after ten calendar days have passed since our first mailing of the Notice.
Q:	Can I access the proxy statement and annual report on the internet?
A:	Our proxy statement and annual report are available on our website at investors.olo.com.
Q:	Can I request a paper copy of the proxy materials?
A:
Yes. To facilitate timely delivery of paper copies, all requests must be received by May 29, 2025. If you are a stockholder of record as of the Record Date, you may request a copy of the proxy materials by going to www.proxyvote.com, entering your 16-digit control number, and selecting “Delivery Settings” or otherwise following the instructions on your Notice. If you are not a stockholder of record, please refer to the information provided by your broker, bank, or other agent for instructions.
Q:	How do I attend, participate in, and ask questions during the Annual Meeting?
A:
We will be hosting the Annual Meeting via live webcast only. Any stockholder of record, as of the Record Date, can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/OLO2025. The Annual Meeting will start at 10:00 a.m., Eastern Time, on Thursday, June 12, 2025. Stockholders attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

In order to enter the Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card, or on the instructions that accompanied your proxy materials. If you hold your shares in “street name,” your control number is included with your voting instruction card and voting instructions received from your broker, bank, or other agent. Instructions on how to attend and participate at the Annual Meeting are available at www.virtualshareholdermeeting.com/OLO2025. We recommend that you log in a few minutes before 10:00 a.m., Eastern Time, to ensure you are logged in when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting.
If you would like to submit a question for the Annual Meeting, you may log in at www.proxyvote.com before the Annual Meeting or www.virtualshareholdermeeting.com/OLO2025 during the Annual Meeting, then using your 16-digit control number, type your question into the “Ask a Question” field, and click “Submit.”
Q:	Why won’t there be an in-person meeting?
A:
We believe hosting a virtual Annual Meeting enables participation by more of our stockholders, while reducing the overall cost of conducting an in-person meeting. There will not be a physical meeting location. We encourage you to attend online and participate. We have designed the format of the virtual Annual Meeting to try to provide stockholders with the same rights and opportunities to vote and participate as they would have at a physical meeting.

2

Questions and Answers About These Proxy Materials and Voting
In order to encourage stockholder participation and transparency, subject to our rules of conduct and procedures, we will:
•	Enable the ability to submit questions online before and during the Annual Meeting, providing stockholders with the opportunity for meaningful engagement with us.
•	Provide management with the ability to answer as many questions as possible in the time allotted during the Annual Meeting.
•	Address technical and logistical issues related to accessing the virtual meeting platform.
•	Provide procedures for accessing technical support to assist in the event of any difficulties accessing the Annual Meeting.
Q:	Are there rules of conduct for the Annual Meeting?
A:
Yes, the rules of conduct for the Annual Meeting will be posted at www.virtualshareholdermeeting.com/OLO2025 on the date of the Annual Meeting. The rules of conduct will provide information regarding the rules and procedures for participating in the Annual Meeting and will help ensure that we have a productive and efficient meeting. These rules of conduct will include the following guidelines:

•	You may submit questions electronically through the meeting portal before and during the Annual Meeting.
•	Only stockholders with a 16-digit control number may submit questions.
•	Please direct all questions to Noah H. Glass, our Founder, Chief Executive Officer, and Director.
•	Please include your name and affiliation, if any, when submitting a question.
•	Please limit your remarks to one brief question that is relevant to the Annual Meeting and/or our business.
•	Questions may be grouped by topic by our management.
•
Questions may also be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political, or business interests.

•	Please be respectful of your fellow stockholders and Annual Meeting participants.
•	No audio or video recordings of the Annual Meeting are permitted. A webcast playback will be available at www.virtualshareholdermeeting.com/OLO2025, for one year following the Annual Meeting.
Q:	What if I have technical difficulties or trouble accessing the Annual Meeting?
A:
We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/OLO2025, or at www.proxyvote.com. Technical support will be available starting at 9:45 a.m., Eastern Time, on June 12, 2025.

Q:	Will a list of stockholders of record as of the Record Date be available?
A:
A list of our stockholders of record, as of the close of business on the Record Date, will be made available to stockholders during the Annual Meeting at www.virtualshareholdermeeting.com/OLO2025. In addition, for the ten days prior to the Annual Meeting, the list will be available for examination by any stockholder of record for a legally valid purpose at our corporate headquarters during regular business hours or by emailing us at InvestorRelations@olo.com.

Q:	Who can vote at the Annual Meeting?
A:
Only stockholders of record at the close of business on the Record Date, April 16, 2025, will be entitled to vote at the Annual Meeting. On the Record Date, there were 116,851,675 shares of Class A common stock and 50,307,240 shares of Class B common stock outstanding and entitled to vote (together, the “common stock”).

•
Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or by proxy in advance. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting through the internet, by telephone, or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.

2025 Proxy Statement	3

Questions and Answers About These Proxy Materials and Voting
•
Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If, on the Record Date, your shares were not held in your name, but rather in an account at a brokerage firm, bank, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice should be forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, or other agent regarding how to vote the shares in your account. You may do so before or during the Annual Meeting by following the voting instructions provided by your broker, bank, or other agent. Whether or not you plan to attend the Annual Meeting, we urge you to direct your broker, bank, or other agent in advance.

Q:	How many votes do I have?
A:
Each holder of shares of our Class A common stock will have one vote per share of Class A common stock held as of the Record Date, and each holder of shares of our Class B common stock will have ten votes per share of Class B common stock held as of the Record Date. The holders of the shares of our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors or any other matter to be considered at the Annual Meeting.

Q:	What proposals will be voted on at the virtual Annual Meeting?
A:	There are three matters scheduled for a vote:
•	Proposal 1: Election of three Class I directors, each to hold office until our annual meeting of stockholders in 2028.
•
Proposal 2: Ratification of the selection by the audit committee of our board of directors of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year-ending December 31, 2025.

•	Proposal 3: To approve, on a non-binding advisory basis, the compensation of our named executive officers.
Q:	How does the board of directors recommend I vote on these proposals?
A:	Our board of directors recommends voting:
•	Proposal 1: “FOR” the election of Noah H. Glass, David Cancel, and Linda Rottenberg as Class I directors.
•	Proposal 2: “FOR” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year-ending December 31, 2025.
•	Proposal 3: “FOR” the approval of, on a non-binding advisory basis, the compensation of our named executive officers.
Q:	What if another matter is properly brought before the Annual Meeting?
A:
Our board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

Q:	How do I vote?
A:
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote (i) online during the Annual Meeting or (ii) in advance of the Annual Meeting by proxy through the internet, by telephone, or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online even if you have already voted by proxy.

•
To vote online during the Annual Meeting, follow the provided instructions to join the Annual Meeting and vote online at www.virtualshareholdermeeting.com/OLO2025, starting at 10:00 a.m., Eastern Time, on Thursday, June 12, 2025. The webcast will open 15 minutes before the start of the Annual Meeting.

•
To vote in advance of the Annual Meeting through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the 16-digit control number from your Notice or your printed proxy card. Your internet vote must be received by 11:59 p.m., Eastern Time, on Wednesday, June 11, 2025 to be counted.

•	To vote in advance of the Annual Meeting by telephone, dial 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the 16-digit control
4

Questions and Answers About These Proxy Materials and Voting
number from your Notice or your printed proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Time, on Wednesday, June 11, 2025 to be counted.
•
To vote in advance of the Annual Meeting using a printed proxy card that may be delivered to you, simply complete, sign, and date the proxy card, and return it promptly in the envelope provided. Proxies submitted by U.S. mail must be received before the start of the Annual Meeting to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank. If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. As a beneficial owner, you have the right to direct your broker, bank, or other agent regarding how to vote the shares in your account. You may do so before or during the Annual Meeting by following the voting instructions provided by your broker, bank, or other agent. Whether or not you plan to attend the Annual Meeting, we urge you to direct your broker, bank, or other agent in advance on how to vote the shares in your account.
Internet voting during the Annual Meeting and/or internet proxy voting in advance of the Annual Meeting allows you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your vote instructions. Please be aware that you must bear any costs associated with your internet access.
Q:	Can I vote my shares by filling out and returning the Notice?
A:
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides a website to access the proxy materials online and vote by proxy in advance of the Annual Meeting and the website to vote virtually at the Annual Meeting.

Q:	What does it mean if I receive more than one Notice?
A:
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Q:	If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
A:
If you are a stockholder of record and do not vote through the internet, by telephone, by completing the proxy card that may be delivered to you, or online during the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the recommendations of our board of directors: “FOR” the election of each of the three nominees for director; “FOR” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year-ending December 31, 2025; and “FOR” the approval of, on a non-binding advisory basis, the compensation of our named executive officers. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using their best judgment.
Q:	If I am a beneficial owner of shares held in “street name” and I do not provide my broker or bank with voting instructions, what happens?
A:
Brokers, banks, and other agents that hold shares in “street name” for customers may have the discretion to vote those shares with respect to certain matters if they have not received instructions from the beneficial owners. Under the rules of the New York Stock Exchange (“NYSE”), brokers, banks, and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares on matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. A “broker non-vote” occurs when a broker, bank, or other agent has not received voting instructions from the beneficial owner of the shares and the broker, bank, or other agent cannot vote the shares because the matter is considered “non-routine.”

The effect of broker non-votes is discussed below. Proposal 2 is considered to be a “routine” matter under NYSE rules and thus if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2. Proposals 1 and 3 are considered to be “non-routine” under NYSE rules such that your broker, bank, or other agent may not vote your shares on those proposals in the absence of your voting instructions.
If you are a beneficial owner of shares held in “street name,” and you do not plan to attend the Annual
2025 Proxy Statement	5

Questions and Answers About These Proxy Materials and Voting
Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank, or other agent by the deadline provided in the materials you receive from your broker, bank, or other agent.
Q:	Can I change my vote after submitting my proxy?
A:
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, then yes, you can revoke your proxy at any time before the final vote at the Annual Meeting. You may revoke your proxy in any one of the following ways:

•	Submit another properly completed proxy card with a later date.
•	Grant a subsequent proxy by telephone or through the internet.
•	Send a timely written notice that you are revoking your proxy via email at InvestorRelations@olo.com.
•	Attend the Annual Meeting and vote online during the meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote in advance of the Annual Meeting by telephone or through the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.
Your most current proxy card, telephone, or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank. If you are a beneficial owner and your shares are held in “street name” by your broker, bank, or other agent, you should follow the instructions provided by your broker, bank, or other agent.
Q:	How many votes are needed to approve each proposal?
A:	The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Voting Options	Vote Required for Approval	Effect of “Withhold” Votes	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of Directors	“FOR” or “WITHHOLD”
Plurality of the votes of the shares present virtually or represented by proxy duly authorized at the meeting and entitled to vote. Must receive at least one “FOR” vote. The three nominees receiving the most “FOR” votes will be elected. If nominees are unopposed, election requires only a single “FOR” vote.
				No effect	Not applicable	No effect
2	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year-ending December 31, 2025	“FOR,” “AGAINST,” or “ABSTAIN”	Must receive “FOR” votes from the holders of a majority of the voting power of the common stock present virtually or represented by proxy and voting on the proposal.	Not applicable	No effect	No effect(1)
3	Approval, on a non-binding advisory basis, of the compensation of our named executive officers	“FOR,” “AGAINST,” or “ABSTAIN”	Must receive “FOR” votes from the holders of a majority of the voting power of the common stock present virtually or represented by proxy and voting on the proposal.	Not applicable	No effect	No effect

(1)
This proposal is considered to be a “routine” matter. Accordingly, if you hold your shares in “street name” and do not provide voting instructions to your broker, bank, or other agent that holds your shares, your broker, bank, or other agent has discretionary authority to vote your shares on this proposal.

6

Questions and Answers About These Proxy Materials and Voting
Q:	What is the quorum requirement?
A:
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the voting power of the outstanding shares of common stock entitled to vote are present at the Annual Meeting virtually or represented by proxy. On the Record Date, there were 116,851,675 shares of our Class A common stock and 50,307,240 shares of our Class B common stock outstanding and entitled to vote. Each holder of a share of our Class A common stock will be entitled to one vote for each share and each holder of a share of our Class B common stock will be entitled to ten votes for each share.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other agent) or if you vote online during the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairperson of the Annual Meeting or the holders of a majority of the voting power of shares present at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.
Q:	How can I find out the results of the voting at the Annual Meeting?
A:
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Q:	Who is paying for this proxy solicitation?
A:
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.

Q:	When are stockholder proposals and director nominations due for next year’s annual meeting?
A:
Proposals of stockholders intended to be presented at the 2026 annual meeting of stockholders, pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received by us no later than December 25, 2025 in order to be included in the proxy statement and form of proxy relating to that meeting. Rule 14a-8 proposals must be delivered by mail to our principal executive offices at 285 Fulton Street, One World Trade Center, 82nd Floor, New York, New York 10007, Attention: Corporate Secretary and we also encourage you to supplementally submit any such proposals via email to Legal@olo.com.

Pursuant to our amended and restated bylaws, if you wish to submit a proposal (including a director nomination) at the 2026 annual meeting of stockholders that is not to be included in our proxy materials next year, we must receive notice no later than the close of business on March 14, 2026, nor earlier than the close of business on February 12, 2026. However, if the date of our 2026 annual meeting of stockholders is not held between May 13, 2026 and July 12, 2026, to be timely, notice by the stockholder must be received (i) not earlier than the close of business on the 120th day prior to the 2026 annual meeting of stockholders and (ii) not later than the close of business on the later of the 90th day prior to the 2026 annual meeting of stockholders or the tenth day following the day on which public announcement of the date of the 2026 annual meeting of stockholders is first made. You are also advised to review our amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
Additionally, to comply with universal proxy rules, if you intend to solicit proxies in support of director nominees other than our director nominees in accordance with Rule 14a-19 under the Exchange Act, you must provide notice to the Corporate Secretary at the address no later than 60 calendar days prior to the anniversary of the previous year’s annual meeting (no later than April 13, 2026 for the 2026 annual meeting of stockholders). Any such notice of intent to solicit proxies must comply with all the requirements of Rule 14a-19 under the Exchange Act.
2025 Proxy Statement	7

PROPOSAL 1: Election of Directors
Our board of directors currently consists of nine members and is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election until the third annual meeting following their election.
Our directors are divided into the three classes as follows:
•	Class I directors: Noah H. Glass, David Cancel, and Linda Rottenberg, whose terms will expire at the upcoming Annual Meeting;
•	Class II directors: Lee Kirkpatrick, Daniel Meyer, and Colin Neville, whose terms will expire at the annual meeting of stockholders to be held in 2026; and
•	Class III directors: Brandon Gardner, David Frankel, and Zuhairah Washington, whose terms will expire at the annual meeting of stockholders to be held in 2027.
Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Vacancies on our board of directors may be filled only by persons elected by a majority of the remaining directors then in office, even if less than a quorum. A director elected by our board of directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of Olo.
Each of Messrs. Glass and Cancel and Ms. Rottenberg is currently a member of our board of directors and has been nominated for reelection to serve as a Class I director. Each of these nominees has agreed to stand for reelection at the Annual Meeting. Our management has no reason to believe that any nominee will be unable to serve. If elected at the Annual Meeting, then each of these nominees would serve until the annual meeting of stockholders to be held in 2028 and until their successor has been duly elected, or if sooner, until the director’s death, resignation, or removal.
Vote Required
In accordance with our amended and restated bylaws, directors are elected by a plurality of the votes of common stock present virtually or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the most “FOR” votes will be elected. Each director must receive at least one “FOR” vote and if nominees are unopposed, election requires only a single “FOR” vote. Shares represented by executed proxies will be voted, if authority to do so is not withheld, “FOR” the election of the three nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by us.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH CLASS I DIRECTOR NOMINEE NAMED ABOVE.
8

PROPOSAL 2: Ratification of
Deloitte & Touche LLP as our
Independent Registered Public
Accounting Firm
Our audit committee appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year-ending December 31, 2025, and we are asking you, and our other stockholders, to ratify this appointment. Deloitte has served as our independent registered public accounting firm since 2022.
Representatives of Deloitte are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our amended and restated bylaws nor other governing documents or law require stockholders to ratify the selection of Deloitte as our independent registered public accounting firm. However, our audit committee is submitting the selection of Deloitte to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, our audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, our audit committee, in its discretion, may appoint different independent auditors at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.
Vote Required
The affirmative vote of the stockholders representing a majority of the voting power of the outstanding shares of common stock present virtually or represented by proxy (excluding abstentions and broker non-votes) at the Annual Meeting will be required to ratify the selection of Deloitte.
Principal Accountant Fees and Services
The following table represents the fees billed to us by Deloitte for the periods ended December 31, 2024 and 2023.

	Fiscal Year-Ended December 31,
	2024	2023
	(in thousands)
Audit Fees(1)	$1,570	$1,472
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,570	$1,472

(1)
Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, the review of our quarterly consolidated financial statements, and audit services that are normally provided by an independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

All fees described above were pre-approved by our audit committee.
2025 Proxy Statement	9

PROPOSAL 2: Ratification of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm
Pre-Approval Policies and Procedures
Our audit committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally permits pre-approval of specified services in the defined categories of audit services, audit-related services, tax services, and permitted non-audit services. Pre-approval may also be given as part of our audit committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the members of our audit committee, but any pre-approval decision made pursuant to such delegation must be reported to our full audit committee at its next scheduled meeting.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
10

PROPOSAL 3: Non-Binding Advisory
Vote on the Compensation of our
Named Executive Officers
We are seeking a non-binding advisory vote on the compensation of our named executive officers, referred to as a “Say-on-Pay” vote, as disclosed in this proxy statement, in accordance with the requirements of Section 14A of the Exchange Act.
Our executive compensation program and the compensation paid to our named executive officers are described in detail in the section “Executive Compensation—Compensation Discussion and Analysis”. Our compensation programs are overseen by our compensation committee and reflect our philosophy of paying for demonstrable performance. We strive to provide an executive compensation program that is competitive, rewards achievement of our business objectives, and aligns our executive officers’ interests with those of our stockholders. Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary objectives:
•
provide market-competitive compensation and benefit levels that will attract, motivate, reward, and retain a highly talented team of executive officers within the context of responsible cost management;

•	establish a direct link between our financial and operational results and strategic objectives and the compensation of our executive officers;
•
align the interests and objectives of our executive officers with those of our stockholders by linking their long-term incentive compensation opportunities to stockholder value creation and their annual cash bonus opportunities to our annual performance; and

•	offer total compensation opportunities to our executive officers that are competitive, internally consistent, and fair.
To help achieve these objectives, we structure our named executive officers’ compensation to reward the achievement of short-term and long-term strategic and operational goals.
Based on the above, we request that stockholders approve on a non-binding advisory basis, the compensation of our named executive officers as described in this proxy statement pursuant to the following resolution:
“RESOLVED, that the compensation paid to our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis” section, compensation tables, and narrative discussion, is hereby APPROVED.”
Vote Required
The affirmative vote of the stockholders representing a majority of the voting power of the outstanding shares of common stock present virtually or represented by proxy (excluding abstentions and broker non-votes) at the Annual Meeting will be required to approve the compensation of our named executive officers.
As an advisory vote, this proposal is non-binding. Although the vote is non-binding, our board of directors and our compensation committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers. Stockholders should be aware that this non-binding advisory vote occurs after significant executive officer compensation decisions have been made in the current fiscal year. In addition, because the compensation elements integrate into an overall compensation package, it may not be possible or appropriate to change the compensation package to reflect the results of one year’s non-binding advisory vote on the compensation of our named executive officers before the next annual meeting of stockholders.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.
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Board of Directors and Corporate Governance
Board of Directors Snapshot
Our board of directors currently consists of nine members and is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election until the third annual meeting following their election. The below graphic shows key attributes for our three nominees and the six other members of our board of directors whose service is continuing.

Our Board of Directors
The following table identifies, as of the date of this proxy statement, each of the nominees for election at the Annual Meeting:

Name	Age	Principal Occupation/Position	Class	Current Term Expires	Expiration of Term for Which Nominated
Noah H. Glass	43	Founder, Chief Executive Officer, and Director	I	2025	2028
David Cancel	53	Director	I	2025	2028
Linda Rottenberg	56	Director	I	2025	2028

The following table identifies, as of the date of this proxy statement, each of the remaining members of our board of directors whose terms continue beyond the Annual Meeting:

Name	Age	Principal Occupation/Position	Class	Current Term Expires
Lee Kirkpatrick	64	Director	II	2026
Daniel Meyer	67	Director	II	2026
Colin Neville	41	Director	II	2026
Brandon Gardner	50	Director (Chair)	III	2027
David Frankel	54	Director	III	2027
Zuhairah Washington	47	Director	III	2027

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Board of Directors and Corporate Governance
Considerations in Evaluating Director Nominees
Our nominating and corporate governance committee seeks to assemble a board of directors that possesses the appropriate balance of professional and industry knowledge, financial expertise, and high-level management experience necessary to oversee and direct our business. We do not have a formal policy to consider diversity in identifying director nominees. To that end, our nominating and corporate governance committee has identified and evaluated nominees in the broader context of the overall composition of our board of directors, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment, and other qualities that our nominating and corporate governance committee views as critical to effective functioning of our board of directors. These qualifications may be modified from time to time. Candidates for director nominees are reviewed in the context of the current composition of our board of directors, our operating requirements, and the long-term interests of our stockholders.

STEP 1 Collect Candidate Pool
Independent search firms Independent director recommendations Stockholder recommendations Management recommendations

STEP 2 Holistic Candidate Review

Potential candidates are comprehensively reviewed and are the subject of rigorous discussion during nominating and corporate governance committee and board of directors meetings. Our nominating and corporate governance committee also evaluates whether the nominee is independent for NYSE purposes, based upon applicable NYSE listing standards, applicable SEC rules and regulations, and the advice of legal counsel, if necessary.
The candidates that emerge from this process are interviewed by our nominating and corporate governance committee, other members of our board of directors, and members of management.
Simultaneous due diligence is conducted, including conducting any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates.

STEP 3 Recommendation to our Board of Directors
Our nominating and corporate governance committee presents qualified candidates to our board of directors for review and approval.

Since 2020, three of our current directors have completed this process and of those three directors:

100% experience as senior executives of high-growth technology companies

33% experience as a former Chief Financial Officer of a public technology company

33% experience as a former Chief Executive Officer of a high-growth company

100% international business experience

In the case of incumbent directors whose terms of office are set to expire, our nominating and corporate governance committee reviews these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence.
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Board of Directors and Corporate Governance
Nominees for Election at the 2025 Annual Meeting of Stockholders
Set forth below is biographical information, as of the date of this proxy statement, for the director nominees and each person whose term of office as a director will continue after the Annual Meeting. This includes information regarding each director and nominee’s experience, qualifications, attributes, or skills that led our board of directors to recommend them for board service.
We believe each nominee meets the qualifications, skills, and expertise established by our nominating and governance committee for service on our board of directors, including in areas that are critical to our strategy and operations. We also believe that such nominees, combined with the qualifications, skills, and expertise of the continuing directors, will position our board of directors to continue to serve the best interests of us and our stockholders.

Noah H. Glass
Director Since: 2005 Age: 43 Term Ends: 2025 Committees: • None
Biography:
Noah H. Glass is our Founder and Chief Executive Officer. He has served as a member of our board of directors since our inception in 2005. Prior to founding Olo Inc., Mr. Glass held the position of International Expansion Manager for Endeavor Global Inc. (“Endeavor”), a leading global community of, by, and for high-impact entrepreneurs, where he launched the first African Endeavor affiliate. In addition to serving as our Chief Executive Officer, Mr. Glass has served on the board of directors of Portillo’s Inc. (NASDAQ: PTLO), a fast casual chain restaurant specializing in Chicago-style food, since 2017. Additionally, Mr. Glass is on the board of directors of Share Our Strength, a non-profit focused on ending childhood hunger in the United States, as well as the board of trustees for the Culinary Institute of America, providing guidance and advice to the world’s premier culinary college. Mr. Glass holds a B.A. in Political Science (International Relations) from Yale University.
Qualifications:
We believe that Mr. Glass is qualified to serve on our board of directors due to his experience building and leading our business as well as his insight into corporate matters as our Chief Executive Officer.

David Cancel
Independent Director Since: 2022 Age: 53 Term Ends: 2025 Committees: • Compensation
Biography:
David Cancel has served as a member of our board of directors since March 2022. Mr. Cancel is best known for creating hypergrowth products and product teams. Mr. Cancel co-founded Drift.com, Inc. (“Drift”) and served as its Executive Chairman from 2022 until February 2024, when Drift was acquired by Salesloft, Inc. Previously, Mr. Cancel served as Chief Executive Officer of Drift from 2015 until 2022. Prior to co-founding Drift, he served as the Chief Product Officer at HubSpot, Inc. (NYSE: HUBS) and has spent much of his over 25-year career as a serial entrepreneur, founding multiple technology companies including Performable, Inc., Ghostery, Inc., and Compete, Inc. Mr. Cancel is also a podcast host, advisor, guest lecturer, and author on topics relevant to scaling and growing technology companies. Additionally, Mr. Cancel is a member of and proud advocate for the LatinX technology community. Mr. Cancel attended Queens College of The City University of New York.
Qualifications:
We believe Mr. Cancel is qualified to serve on our board of directors due to his deep experience in enterprise software as a service (“SaaS”) product innovation and his operational experience in executive leadership.

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Board of Directors and Corporate Governance

Linda Rottenberg
Independent Director Since: 2016 Age: 56 Term Ends: 2025 Committees: • Compensation (Chair) • Nominating and Corporate Governance
Biography:
Linda Rottenberg has served as a member of our board of directors since October 2016. Ms. Rottenberg is the co-founder and has served as the Chief Executive Officer of Endeavor since 1997. With offices in 45 countries, Endeavor identifies, selects, scales up, and co-invests in the most promising high-growth founders across all verticals. Ms. Rottenberg also oversees the Endeavor Catalyst LP Fund, which currently has over $540M assets under management, which co-invests in the equity financing rounds of Endeavor Entrepreneurs. In addition to her responsibilities at Endeavor, Ms. Rottenberg is a member of the Young Presidents’ Organization and serves as Vice Chair of the Yale President’s Committee on International Activities and on the board of Yale Ventures. Ms. Rottenberg sits on the boards of various technology companies, including Globant S.A. (NYSE: GLOB) which she has served on since 2017. Additionally, Ms. Rottenberg sat on the board of Zayo Group Holdings, Inc. (formerly NYSE: ZAYO) from 2014 to 2020, at which point Zayo Group Holdings, Inc. went private. Ms. Rottenberg holds a B.A. in Social Studies from Harvard University and a J.D. from Yale Law School.
Qualifications:
We believe that Ms. Rottenberg is qualified to serve on our board of directors due to her extensive experience in entrepreneurship, innovation, business development, and leadership.

Directors Continuing in Office Until the 2026 Annual Meeting of Stockholders

Lee Kirkpatrick
Independent Director Since: 2023 Age: 64 Term Ends: 2026 Committees: • Audit (Chair)
Biography:
Lee Kirkpatrick has served as a member of our board of directors since June 2023. Mr. Kirkpatrick is a retired executive with extensive experience in the technology industry and demonstrated experience in financial oversight and reporting. Prior to his retirement, Mr. Kirkpatrick was the Chief Financial Officer of Twilio Inc. (NYSE: TWLO). He joined Twilio Inc. in May 2012 and took them public in June 2016, before retiring in December 2018. Mr. Kirkpatrick has also held senior executive roles at a number of companies, including SAY Media, Inc., VideoEgg, Inc., Kodak Imaging Network Inc., Ofoto Inc., iOwn, Inc., and HyperParallel, Inc. Mr. Kirkpatrick began his career at the Atlantic Richfield Company and Reuters America Inc. Mr. Kirkpatrick serves on the boards of numerous private companies and nonprofit organizations. Mr. Kirkpatrick previously served on the boards of directors of TWC Tech Holdings II Corp. (formerly NASDAQ: TWCTU) from 2020 until 2021 and Bilander Acquisition Corp. (formerly NASDAQ: TWCB) from 2021 until 2023. Mr. Kirkpatrick holds a B.S. in Business Administration from the University of Southern California and an M.B.A. in Finance from Columbia University.
Qualifications:
We believe that Mr. Kirkpatrick is qualified to serve on our board of directors due to his track record in executive management in the technology sector and his extensive experience in financial oversight and reporting.

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Board of Directors and Corporate Governance

Daniel Meyer
Independent Director Since: 2014 Age: 67 Term Ends: 2026 Committees: • Nominating and Corporate Governance (Chair)
Biography:
Daniel Meyer has served as a member of our board of directors since October 2014. In 1985, Mr. Meyer founded Union Square Hospitality Group (“USHG”), which owns and operates an event services business, Union Square Events, as well as the following restaurants: Union Square Cafe, Gramercy Tavern, Blue Smoke, The Modern, the Cafes at MOMA, Porchlight, Manhatta, Ci Siamo, Daily Provisions, Cedric’s at the Shed, and Tacocina. The restaurants have earned 28 James Beard Awards among them. Mr. Meyer has served as Executive Chairman of USHG since 2022 and previously held the position of Chief Executive Officer from 1985 until 2022. Mr. Meyer is also the founder of Shake Shack Inc. (NYSE: SHAK), where he has been the Chairperson of the Board since 2015. Mr. Meyer previously served as the Chairperson of the board of directors of USHG Acquisition Corp. (formerly NYSE: HUGS) from 2020 to 2022, and on the board of directors of The Container Store Group, Inc. (formerly NYSE: TCS) from 2013 to 2017, and OpenTable, Inc. (formerly NASDAQ: OPEN) from 2000 through 2014, as well as the following organizations: Trinity College, Share Our Strength, Union Square Partnership, Madison Square Park Conservancy, and NYC & Co. Mr. Meyer holds a B.A. in Political Science from Trinity College.
Qualifications:
We believe Mr. Meyer is qualified to serve on our board of directors due to his long career in hospitality, his wealth of restaurant technology experience, his particular experience in strategic planning and leadership of complex organizations, and his experience with board practices of other major corporations.

Colin Neville
Independent Director Since: 2016 Age: 41 Term Ends: 2026 Committees: • Audit
Biography:
Colin Neville has served as a member of our board of directors since January 2016. Mr. Neville is a Partner at The Raine Group (“Raine”), a global merchant bank dedicated to the technology, media, and telecommunications sectors, and has been with the firm since its inception in 2009. Prior to joining Raine, Mr. Neville worked in the Mergers and Acquisitions group at Bank of America Corp. (NYSE: BAC) with a focus on technology, media, and telecom. Mr. Neville has been on the boards of several companies held in the Raine investment portfolio. Mr. Neville holds a B.A. in Political Science from Yale University.
Qualifications:
We believe that Mr. Neville is qualified to serve on the board of directors due to his deep understanding of technology trends and his experience investing in technology companies.

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Board of Directors and Corporate Governance
Directors Continuing in Office Until the 2027 Annual Meeting of Stockholders

Brandon Gardner
Independent Chair Director Since: 2016 Age: 50 Term Ends: 2027 Committees: • Compensation
Biography:
Brandon Gardner has served as a member of our board of directors since January 2016 and as chairperson of our board of directors since June 2017. Mr. Gardner is a Founding Partner and has served as the President of Raine, a global merchant bank dedicated to the technology, media, and telecommunications sectors, since 2009. Mr. Gardner was also Chief Operating Officer of Raine from 2009 until December 2023. Prior to Raine, Mr. Gardner founded and was the Senior Operating Officer of Serengeti Asset Management LP (“Serengeti”), a multi-strategy investment advisor. During his tenure at Serengeti, Mr. Gardner was an active member of the investment team, managing sector- and strategy-specific portfolios as well as the firm’s private investment opportunities. Prior to joining Serengeti in 2007, Mr. Gardner was a practicing attorney at Cleary Gottlieb Steen & Hamilton LLP from 1999 to 2007. Mr. Gardner serves on the boards of numerous companies held in the Raine investment portfolio. Additionally, Mr. Gardner served on the board of directors of Marquee Raine Acquisition Corp (formerly NASDAQ: MRAC) from 2020 until 2021. Mr. Gardner holds a B.A. from the College of Arts and Sciences at the University of Pennsylvania, a B.S. from the Wharton School at the University of Pennsylvania, and a J.D. from Columbia University.
Qualifications:
We believe Mr. Gardner is qualified to serve on the board of directors due to his experience in advising private and public companies in the technology space and structuring securities transactions.

David Frankel
Independent Director Since: 2005 Age: 54 Term Ends: 2027 Committees: • Nominating and Corporate Governance
Biography:
David Frankel has served as a member of our board of directors since August 2005. Mr. Frankel is a Managing Partner of Founder Collective, a seed-stage venture capital firm, which he co-founded in 2009. Previously, Mr. Frankel was the co-founder and Chief Executive Officer of Internet Solutions, an internet service provider acquired by Dimension Data, which was later acquired by NTT Group. Mr. Frankel serves on the boards of numerous companies held in the Founder Collective investment portfolio. Mr. Frankel holds a B.S. in Electrical Engineering from the University of Witwatersrand and an M.B.A. from Harvard University.
Qualifications:
We believe Mr. Frankel is qualified to serve on the board of directors due to his experience building, financing, and advising companies from the earliest stages of growth.

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Board of Directors and Corporate Governance

Zuhairah Washington
Independent Director Since: 2020 Age: 47 Term Ends: 2027 Committees: • Audit • Nominating and Corporate Governance
Biography:
Zuhairah Washington has served as a member of our board of directors since November 2020. Ms. Washington has served as the SVP and GM of Market Operations at Zillow Group, Inc. (NASDAQ: ZG, Z) since January 2025. From January 2024 until December 2024, Ms. Washington served as an adviser and corporate officer at Otrium, an online fashion marketplace. From May 2023 until January 2024, she served as the Chief Executive Officer of Otrium, and from 2021 until May 2023, she served as President and Chief Operating Officer of Otrium. From 2019 to 2021, Ms. Washington served as the SVP and Global Head of Strategic Partners at Expedia Group (NASDAQ: EXPE), whose brands include Expedia, Hotels.com, Orbitz, and VRBO. Prior to her tenure at Expedia Group, from 2018 to 2019, she was at Egon Zehnder, a global management consulting and leadership advisory firm. From 2013 to 2018, Ms. Washington was at Uber (NYSE: UBER), where she grew businesses from startup to scale and ran one of the top five U.S. markets. She also founded Kahnoodle, which was named to Entrepreneur Magazine’s 100 Brilliant Companies of 2012. Since September 2020, Ms. Washington has served on the board of directors of Five Below, Inc. (NASDAQ: FIVE). Ms. Washington graduated magna cum laude from University of California, Los Angeles with a B.A. in political science and public policy, and earned a joint graduate degree: a J.D. from Harvard Law School and an M.B.A. from Harvard Business School.
Qualifications:
We believe that Ms. Washington is qualified to serve on our board of directors due to her 20 years of operations and leadership experience in the technology and consumer space.

Corporate Governance Snapshot
Our governance structure reflects our commitment to accountability, ethical conduct, and the alignment of the interests of our board of directors with the long-term interests of our stockholders. Highlights of our governance profile include:

CORPORATE GOVERNANCE HIGHLIGHTS
SEPARATE CHAIRPERSON AND CEO ROLES
POLICY AGAINST PLEDGING OR HEDGING STOCK
ANNUAL BOARD AND COMMITTEE EVALUATIONS
FULLY INDEPENDENT STANDING BOARD COMMITTEES
EXECUTIVE COMPENSATION RECOVERY POLICY
NO POISON PILL
REGULAR EXECUTIVE SESSIONS OF THE BOARD
COMPREHENSIVE CODE OF CONDUCT

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Board of Directors and Corporate Governance
Independence of Our Board of Directors
Our Class A common stock is listed on the NYSE. Under the NYSE listing standards, a majority of the members of our board of directors must qualify as “independent,” as affirmatively determined by our board of directors. Our board of directors consults with our legal counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NYSE, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, and any of their family members, and Olo, our executive officers, and our independent auditors, and following the recommendation of our nominating and corporate governance committee, our board of directors has affirmatively determined that the following eight directors are independent directors within the meaning of the applicable NYSE listing standards: Messrs. Gardner, Cancel, Frankel, Kirkpatrick, Meyer, and Neville, and Mses. Rottenberg and Washington. In making these independence determinations, our board of directors considered the applicable NYSE rules and the current and prior relationships that each non-employee director has with us and all other facts and circumstances our board of directors deemed relevant in determining their independence, including their beneficial ownership of our capital stock. Mr. Glass is not independent due to his position as our Chief Executive Officer. Accordingly, a majority of our directors are independent, as required under applicable NYSE rules.
Board Leadership Structure
Our board of directors has an independent chair, Mr. Gardner. The primary responsibilities of the chair of our board of directors are to: work with our Chief Executive Officer, Mr. Glass, to develop board meeting schedules and agendas; provide our Chief Executive Officer with feedback on the quality, quantity, and timeliness of the information provided to our board of directors; develop the agenda for, and moderate executive sessions of, the independent members of our board of directors; preside over board meetings; act as principal liaison between the independent members of our board of directors and our Chief Executive Officer; convene meetings of the independent directors as appropriate; and perform other duties as our board of directors may determine from time to time. Accordingly, Mr. Gardner has substantial ability to shape the work of our board of directors.
We believe that the separation of the positions of the chair of our board of directors and our Chief Executive Officer reinforces the independence of our board of directors in its oversight of our business affairs. In addition, we believe that having an independent chair of our board of directors creates an environment that is conducive to objective evaluation and oversight of management’s performance, increasing management’s accountability, and improving the ability of our board of directors to monitor whether management’s actions are in the best interests of Olo and our stockholders. As a result, we believe that having an independent chair of our board of directors can enhance the effectiveness of our board of directors as a whole.
Role of the Board of Directors in Risk Oversight
One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through its various standing committees that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for Olo and the implementation of appropriate processes to administer day-to-day risk management.
2025 Proxy Statement	19

Board of Directors and Corporate Governance

Board

While our full board of directors has overall responsibility for risk oversight, it has delegated oversight of certain risks to its committees.

Audit Committee

Our audit committee oversees our processes and policies on risk identification, management, and assessment in all areas of our business, including, but not limited to, data privacy, cybersecurity, information security, competition, and regulation. Our audit committee also monitors our major financial risk exposures and confers with management and the auditors concerning our internal controls over financial reporting, including any significant deficiencies and significant changes in internal controls, and our disclosure controls and procedures.

Compensation Committee

Our compensation committee reviews our executive officer, non-employee director, senior management, and employee compensation practices and policies as they relate to risk management and risk-taking incentives, to determine if such compensation policies and practices are reasonably likely to have a material adverse effect on us.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee oversees our major corporate governance risks, including monitoring the effectiveness of our corporate governance guidelines. In addition, our nominating and corporate governance committee receives periodic updates from management about our long term business resilience and sustainability initiatives and assesses the related risks.

Management

Management, including our governance, risk, and compliance committee (“GRC Committee”), periodically reports to and seeks guidance from our board of directors and its committees with respect to the most significant risks that could affect our business, such as legal risks, cybersecurity and privacy risks, and financial, tax, and audit-related risks. In addition, management provides our audit committee periodic reports on our risk management process so that our audit committee is informed of the specific activities we have taken to manage risk exposure, such as policies and procedures, insurance plans, indemnification obligations, and internal controls.

Data Privacy, Security, and Compliance
Cybersecurity risk management is a significant part of our overall risk management process. Our cybersecurity risk management program is informed by security frameworks and standards, such as PCI DSS, ISO 27001, and CIS Controls. We have designed and implemented various information security processes that are intended to protect the confidentiality, integrity, security, and availability of our critical systems and information and provide a cross-functional framework for identifying, preventing, and mitigating cybersecurity threats and incidents, including threats and incidents associated with the use of applications developed and services provided by third-party service providers.
Our board of directors delegates cybersecurity risk management oversight to the audit committee of our board of directors. Our audit committee oversees our cybersecurity processes and policies on risk identification, management, and assessment. Our audit committee also reviews the adequacy and effectiveness of such policies, as well as the steps taken by management to mitigate or otherwise control these cybersecurity exposures and to identify future risks. Our audit committee receives periodic reports from our Chief Information Security Officer (“CISO”) and Chief Legal Officer on material cybersecurity risks, developments in cybersecurity, key cybersecurity initiatives, ongoing priorities and work of the GRC Committee, updated risk assessments of our cybersecurity program, and mitigation strategies. Our Chief Legal Officer is also tasked with reporting on material cybersecurity incidents, if any, to our audit committee.
Our cybersecurity risk management processes are implemented, assessed, and managed by certain members of management, including our CISO and Chief Legal Officer, both of whom act as chairs of our GRC Committee. The GRC Committee provides direction, oversight, and management of our cybersecurity and privacy programs with a focus on business objectives, the protection of customer and employee data, safeguarding our systems, and complying with applicable laws, regulations, and contractual obligations. Cross-functional leaders, including members from our information technology, data science, finance, legal, and people and culture teams, are part of the committee. Our GRC
20

Board of Directors and Corporate Governance
Committee meets periodically to align cybersecurity and privacy strategy with business needs and risk appetite, to monitor the execution of key cybersecurity initiatives, and to serve as an escalation point for any related issues.
Strategic Planning and Strategic Initiatives
Our board of directors also plays an instrumental oversight role in our strategic planning and initiatives. As a part of this role, our board of directors regularly reviews our business strategy with management to ensure alignment on our long-term goals and strategic initiatives. In addition, our board of directors provides oversight over various other strategic initiatives or transactions implemented by us, including corporate development activities and our share repurchase programs.
Meetings of the Board of Directors and its Committees
Our board of directors meets periodically during the year to review significant developments affecting Olo and to act on matters requiring their approval. Our board of directors met ten times during Fiscal Year 2024. With respect to the committees of our board of directors, during the Fiscal Year 2024, our audit committee met five times, our compensation committee met three times, and our nominating and corporate governance committee met four times. During the Fiscal Year 2024, each incumbent director attended 75% or more of the aggregate of the meetings of our board of directors and of the committees on which they served, other than David Cancel, who was unable to attend four meetings of our board of directors. We encourage our directors, including our director nominees, to attend our Annual Meeting. At the time of the 2024 annual meeting of stockholders, we had nine directors, all of whom attended the 2024 annual meeting of stockholders.
As required under applicable NYSE listing standards, during the Fiscal Year 2024, our non-employee directors met in regularly scheduled executive sessions at which only non-employee directors were present. Mr. Gardner, our chair, presided over the executive sessions of the board of directors and the chair of each committee presided over the corresponding executive sessions of that committee.
Information Regarding Committees of the Board of Directors
Our board of directors has established a standing audit committee, compensation committee, and nominating and corporate governance committee. Our board of directors may establish other committees to facilitate the management of our business. Our board of directors has adopted written charters for each of these committees, which are available to stockholders on our investor relations website at investors.olo.com.
The following table provides membership as of the Record Date of April 16, 2025 for each of the standing committees of our board of directors:

Name	Audit	Compensation	Nominating and Corporate Governance
Noah H. Glass
Brandon Gardner		M
David Cancel		M
David Frankel			M
Lee Kirkpatrick	C
Daniel Meyer			C
Colin Neville	M
Linda Rottenberg		C	M
Zuhairah Washington	M		M

C= Chair  M= Member
Our board of directors has determined that each member of every standing committee meets the applicable NYSE rules and regulations regarding “independence” and each member is free of any relationship that would impair their individual exercise of independent judgment with regard to us.
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Board of Directors and Corporate Governance
Below is a description of each standing committee of our board of directors:

Members • Lee Kirkpatrick, chair • Colin Neville • Zuhairah Washington Independence All members are independent.
Audit Committee
The primary purpose of our audit committee is to discharge the responsibilities of our board of directors with respect to our corporate accounting and financial reporting processes, systems of internal control, and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of our audit committee include:

• Helping our board of directors oversee our corporate accounting and financial reporting processes.
•
Managing the selection, engagement, qualifications review, independence determination, and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements.

• Reviewing security policies and processes, systems, and decisions in conjunction with our CISO.
•
Discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results.

• Developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters.
• Reviewing related person transactions.
•
Obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law.

• Approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

We believe that the composition and functioning of our audit committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and all applicable SEC and NYSE rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.
Our board of directors has determined that each of Messrs. Kirkpatrick and Neville and Ms. Washington satisfies the independence requirements under the listing standards of the NYSE and Rule 10A-3(b)(1) of the Exchange Act. The chair of our audit committee is Mr. Kirkpatrick, who our board of directors has determined is an “audit committee financial expert” within the meaning of Item 407(d) of Regulation S-K. Each member of our audit committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and NYSE. In arriving at these determinations, our board of directors has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.
22

Board of Directors and Corporate Governance

Members • Linda Rottenberg, chair • David Cancel • Brandon Gardner Independence All members are independent.
Compensation Committee
The primary purpose of our compensation committee is to discharge the responsibilities of our board of directors in overseeing our compensation programs, policies, and plans. In addition, the compensation committee reviews and determines the compensation to be paid to our executive officers, non-employee directors, other senior management, and non-executive employees, as appropriate. Specific responsibilities of our compensation committee include:

•
Reviewing and approving, or recommending to the board of directors for approval, the compensation, individual and corporate performance goals and objectives, and other compensation-related terms for our Chief Executive Officer, executive officers, and senior management as appropriate.

•
Reviewing and evaluating with the board of directors and our Chief Executive Officer the succession plans for our executive officers, and recommending to our board of directors the selection of individuals to succeed in these positions.

• Reviewing and approving, or recommending to our board of directors for approval, the type and amount of compensation paid to our non-employee directors.
• Administering our equity incentive plans and other benefit programs.
•
Reviewing, adopting, amending, terminating, and administering incentive compensation and equity plans, profit sharing plans, bonus plans, benefit plans, and any other similar arrangements for our executive officers and other senior management as appropriate.

• Reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.

We believe that the composition and functioning of our compensation committee complies with all applicable SEC and NYSE rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.
The chair of our compensation committee is Ms. Rottenberg. Our board of directors has determined that each of Ms. Rottenberg and Messrs. Gardner and Cancel is independent under the listing standards of the NYSE and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.
Compensation Committee Processes and Procedures
Our compensation committee generally meets at least quarterly. Our compensation committee also acts periodically by unanimous written consent, in lieu of a formal meeting. The agenda for each meeting is usually developed by the chair of our compensation committee, in consultation with management. Our compensation committee meets regularly in executive session. From time to time, various members of management and other employees, as well as outside advisors or consultants, may be invited by our compensation committee to make presentations, to provide financial or other background information or advice, or to otherwise participate in compensation committee meetings. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations by our compensation committee regarding the compensation of our Chief Executive Officer.
The charter of our compensation committee grants our compensation committee full access to all of our books, records, facilities, and personnel. In addition, under the charter, our compensation committee has the authority to obtain, at our expense, advice and assistance from compensation consultants, internal and external legal, accounting or other advisors, and other external resources that our compensation committee considers necessary or appropriate in the performance of its duties. Our compensation committee has direct responsibility for the oversight of the work of any consultants or advisors engaged to advise our compensation committee. In particular, our compensation committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultants' reasonable fees and other retention terms.
In July 2024, our compensation committee engaged Aon’s Human Capital Solutions Practice (a Division of Aon plc) (“Aon”) to be our compensation consultant for 2025 compensation planning. Our prior compensation consultant,
2025 Proxy Statement	23

Board of Directors and Corporate Governance
Compensia, Inc. (“Compensia”), served as our compensation consultant for 2024 compensation planning that is detailed in the section titled “Executive Compensation — Compensation Discussion and Analysis.” Our compensation committee requested that Aon:
•	Re-evaluate the efficacy of our existing compensation philosophy and practices in supporting and reinforcing our long-term strategic goals.
•	Assist in refining our compensation philosophy and developing and implementing an executive compensation program to execute that philosophy.
As part of its engagement, our compensation committee requested that Aon develop a comparative group of companies and analyze their competitive performance and compensation levels. Aon ultimately developed market-based frameworks that were presented to our compensation committee for its consideration.
Generally, our compensation committee’s process for determining executive compensation consists of two related elements: determining compensation levels and establishing performance objectives for the current year. For executive officers, other than our Chief Executive Officer, our compensation committee solicits and considers evaluations and recommendations submitted to our compensation committee by our Chief Executive Officer. The evaluation of our Chief Executive Officer’s performance is conducted by our compensation committee, which determines any adjustments to their compensation as well as awards to be granted. For all executive officers and non-employee directors, as part of its deliberations, our compensation committee may review and consider various factors, as discussed in detail in the section titled “Executive Compensation — Compensation Setting Process.”
Compensation Committee Interlocks and Insider Participation
No member of our compensation committee is currently an executive officer or employee of Olo. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee. Please refer to the section titled “Transactions with Related Persons” for information about related person transactions involving members of our compensation committee or their affiliates.
24

Board of Directors and Corporate Governance

Members • Daniel Meyer, chair • David Frankel • Linda Rottenberg • Zuhairah Washington Independence All members are independent.	Nominating and Corporate Governance Committee Specific responsibilities of our nominating and corporate governance committee include:
• Identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our board of directors.
• Considering and making recommendations to our board of directors regarding the composition and chair of the committees of our board of directors.
• Instituting plans or programs for the continuing education of our board of directors and orientation of new directors.
• Developing and making recommendations to our board of directors regarding corporate governance guidelines and related matters.
• Overseeing periodic evaluations of the board of directors’ performance, including committees of the board of directors.

We believe that the functioning of our nominating and corporate governance committee complies with all applicable SEC and NYSE rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.
The chair of our nominating and corporate governance committee, as of the date of this proxy statement, is Mr. Meyer. Effective upon the conclusion of the Annual Meeting, Ms. Washington will become the chair of our nominating and corporate governance committee and Mr. Meyer will remain a member of our nominating and corporate governance committee. Our board of directors has determined that each of Messrs. Meyer and Frankel and Mses. Rottenberg and Washington is independent under the listing standards of the NYSE.
Our nominating and corporate governance committee will consider stockholder recommendations of director candidates, so long as they comply with applicable law and our amended and restated bylaws, which procedures are summarized below. Stockholders who wish to recommend individuals for consideration by our nominating and corporate governance committee to become nominees for election to our board of directors, should do so by delivering a written recommendation to our nominating and corporate governance committee at 285 Fulton Street, One World Trade Center, 82nd Floor, New York, New York 10007, Attention: Corporate Secretary, at least 120 days prior to the anniversary date of the mailing of our proxy statement for the preceding year’s annual meeting of stockholders. We also encourage you to supplementally submit any such recommendation via email to Legal@olo.com.
Each submission must include, among other things, the name, age, business address, and residence address of the proposed candidate, the principal occupation or employment of the proposed candidate, details of the proposed candidate’s ownership of our capital stock, a description of the proposed candidate’s business experience for at least the last five years, and a description of the proposed candidate’s qualifications as a director. Any such submission must be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director if elected.
If, rather than submitting a candidate to our nominating and corporate governance committee for consideration, you wish to formally nominate a director pursuant to proxy materials that you will prepare and file with the SEC, please refer to the deadline described in “When are stockholder proposals and director nominations due for next year’s annual meeting?” in the section titled “Questions and Answers About These Proxy Materials and Voting” and refer to our amended and restated bylaws for a complete description of the required procedures for nominating a candidate to our board of directors.
Communications with our Board of Directors
Our relationship with our stockholders is an important part of our corporate governance program. Engaging with stockholders helps us to understand how they view us, to set goals and expectations for our performance, and to identify emerging issues that may affect our strategies, corporate governance, compensation practices, or other aspects of our operations. Our stockholder outreach efforts include in-person and virtual meetings between management and investors, analyst meetings, and management presentations at investor and industry conferences. We also communicate with stockholders and other stakeholders through various media, including our annual report and SEC filings, proxy statement,
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Board of Directors and Corporate Governance
news releases, and our website. Our webcasts for quarterly earnings releases are open to everyone. These webcasts are available in real time and are archived on our website for a period of time.
Interested parties wishing to communicate with our board of directors, or an individual director, may do so by sending a written communication to the board of directors, or such director, c/o 285 Fulton Street, One World Trade Center, 82nd Floor, New York, New York 10007, Attn: Corporate Secretary. We also encourage interested parties to supplementally email any such communications to us at Legal@olo.com to help ensure prompt receipt. The Corporate Secretary will review each communication. The Corporate Secretary will forward all such communication to our board of directors, or to any individual director to whom the communication is addressed, unless the communication contains advertisements or solicitations or is unduly hostile, threatening, or similarly inappropriate, in which case the Corporate Secretary shall discard the communication or inform the proper authorities, as may be appropriate.
Code of Business Conduct and Ethics
Our board of directors has adopted the Olo Inc. Code of Business Conduct and Ethics which applies to all employees, executive officers, including our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, as well as our directors, contractors, consultants, and others who may be temporarily assigned to perform work or services for us. The Code of Business Conduct and Ethics is available on our website at investors.olo.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.
Corporate Governance Guidelines
Our board of directors has adopted the Olo Inc. Corporate Governance Guidelines for the conduct and operation of our board of directors to give directors a flexible framework for effectively pursuing our objectives for the benefit of our stockholders. The Corporate Governance Guidelines set forth the practices our board of directors intends to follow with respect to board composition and selection, board meetings, board access to management, Chief Executive Officer performance evaluation, management succession planning, and board committees and compensation. The Corporate Governance Guidelines may be viewed on our website at investors.olo.com.
Board Evaluation Process
We utilize a comprehensive, multi-part annual evaluation process to ensure that our board of directors is operating effectively and that its processes reflect best practices. The evaluation also aims to (i) find opportunities where our board of directors and committees can improve their performance and effectiveness, (ii) assess any need to evolve the composition and expertise of our board of directors, and (iii) ensure that our board of directors and committees are operating in accordance with our Corporate Governance Guidelines and committee charters. Our nominating and corporate governance committee oversees the evaluation process and solicits feedback for enhancement and improvement.
26

Board of Directors and Corporate Governance

Company Culture
Our culture is driven by our employees’ passion, trustworthiness, and relentless drive to improve. Our employees are the backbone of our success. As of December 31, 2024, we had 617 employees operating across the United States. We have a history of being a “remote first” workplace with approximately 87% of our employees working remotely as of December 31, 2024. We are proud of our remote distributed work culture, and we have a concerted focus on fostering culture and community across all of Team Olo. We work hard to make sure that all employees, including those working remotely, are fully engaged with Olo and its respective teams.
We believe that we are well-equipped to continue to support fully remote work without disruption to our business. None of our employees are represented by a labor union with respect to their employment. We have not experienced any work stoppages, and we consider our relations with our employees to be strong.
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Board of Directors and Corporate Governance
Attraction, Development, and Retention of Personnel
We are committed to building an inclusive culture that promotes growth for all employees and supports and celebrates everyone’s voices and perspectives.
We also offer high-quality benefits, wellness initiatives, and a competitive compensation package designed to attract new employees and to retain, motivate, and reward current employees. We offer all full-time employees the opportunity to participate in an employee stock purchase plan, to foster a strong sense of ownership and engage our employees in being committed to our long-term success. Our benefits package is available to all employees working 25+ hours per week and includes competitive health, dental, vision, and disability insurance as well as mental health support and holiday pay.
Our learning and development function offers experiences focused on onboarding, management, leadership, and functional-technical, product, and soft-skills development. In 2024, we enhanced our manager development offerings, including a development program called GROW | Olo’s Leadership Development Program; a 7-month cohort-based program aimed at growing the leader, their team, and Olo.
As part of launching Olo for Good in 2021, we joined Pledge 1%, committing 1% of our fully diluted equity outstanding as of immediately prior to our initial public offering, 1% of our product, and 1% of employee time to social responsibility initiatives. The Olo for Good initiative includes a donor-advised fund created through our independent donor-advised fund sponsor, Tides Foundation. In 2024, through Tides Foundation, Olo for Good donated a total of $900,000 in annual grants and $129,000 in strategic grants to various non-profit organizations.
28

Non-Employee Director Compensation
Amended and Restated Non-Employee Director Compensation Policy
Our non-employee director compensation policy, which was most recently amended and restated in July 2024, is applicable to all of our non-employee directors. This policy provides that each such non-employee director will be eligible to receive the following compensation for service on our board of directors and our standing committees:
•	an annual cash retainer of $35,000 (increased from $30,000);
•	an annual cash retainer of $72,500 (increased from $45,000) for service as chair or lead non-employee director (in lieu of the annual cash retainer above);
•
an additional annual cash retainer of $10,000, $7,000 (increased from $6,000), and $4,000 for service as a member of our audit committee, compensation committee, and nominating and corporate governance committee, respectively;

•
an additional annual cash retainer of $20,000, $15,000 (increased from $12,000), and $8,000 for service as chair of our audit committee, chair of our compensation committee, and chair of our nominating and corporate governance committee, respectively (in lieu of the committee member retainer directly above);

•
an initial restricted stock unit (“RSU”) award granted at the time a non-employee director first joins our board of directors, with a value of $355,000 (increased from $300,000) divided by the average closing price of our Class A common stock on the 30 trading days immediately preceding the grant date, vesting in three equal annual installments (an “initial RSU award”); and

•
an annual RSU award, granted at each annual meeting of our stockholders to each non-employee director who (i) has served as a non-employee member of the board of directors for at least six months prior to the annual meeting and (ii) does not hold unvested equity awards (other than the initial RSU award), with a value of $175,000 (increased from $165,000) divided by the average closing price of our Class A common stock on the 30 trading days immediately preceding, but not including, the annual meeting date; fully vesting on the earlier of (x) the one year anniversary of the grant date and (y) the day immediately prior to the next annual meeting (an “annual RSU award”).

Additional cash retainers for board of directors or committee service (e.g., for service on any ad hoc or other committees of the board of directors) may be approved by our board of directors or our compensation committee. RSU awards under our non-employee director compensation policy described above will be granted under our 2021 Equity Incentive Plan (the “2021 Plan”). Each such award will vest subject to the director’s continuous service with us, provided that each award will vest in full upon a “Change in Control,” as defined in the 2021 Plan.
Non-employee director compensation, including equity and cash, is capped at $1,000,000 in their first calendar year and $750,000 annually thereafter.
In November 2023, our compensation committee amended our non-employee director compensation policy to grant RSU awards based on a share count equal to award value divided by the average NYSE closing price of our Class A common stock over the 30 trading days immediately preceding the grant date. As a result of the November 2023 amendment, in February 2024, our compensation committee granted a one-time RSU award to our board of directors to provide them with the number of shares they would have received for their 2023 annual RSU award (or, in the case of Mr. Kirkpatrick, his initial RSU award) if such amendment was in place during the entirety of the fiscal year-ended December 31, 2023.
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Non-Employee Director Compensation
2024 Non-Employee Director Compensation Table
The following table provides the total compensation earned by or paid to each of our non-employee directors during Fiscal Year 2024. Directors who are also employees receive no additional compensation as directors. During Fiscal Year 2024, Noah H. Glass, our Chief Executive Officer, was a member of our board of directors and an employee, and received no additional compensation for his services as a director. Please refer to the section titled “Executive Compensation — 2024 Summary Compensation Table” for more information about Mr. Glass' compensation as a named executive officer.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)
Brandon Gardner	62,625	171,438	234,063
David Cancel	37,500	171,438	208,938
David Frankel	35,250	171,438	206,688
Lee Kirkpatrick	57,250	181,390	238,640
Daniel Meyer	39,250	171,438	210,688
Colin Neville	41,250	171,438	212,688
Linda Rottenberg	48,000	171,438	219,438
Zuhairah Washington	45,750	171,438	217,188

(1)
As of December 31, 2024, each of Messrs. Gardner, Frankel, Meyer, and Neville and Mses. Rottenberg and Washington held 35,714 outstanding RSUs for shares of our Class A common stock; Mr. Cancel held 43,701 outstanding RSUs for shares of our Class A common stock; and Mr. Kirkpatrick held 62,926 outstanding RSUs for shares of our Class A common stock. Additionally, Ms. Rottenberg held options to purchase 1,130,398 shares of our Class B common stock; and Ms. Washington held options to purchase 201,563 shares of our Class B common stock.

(2)
The amounts reported represent the annual cash retainer and committee fees paid to or earned by each of our non-employee directors for services in Fiscal Year 2024 pursuant to our non-employee director compensation policy, as amended and restated. Each non-employee director, other than Messrs. Gardner, Cancel, Kirkpatrick, and Neville, and Ms. Washington, elected to receive such amounts in the form of fully vested RSUs for shares of our Class A common stock.

(3)
The amounts reported represent the grant date fair value of the RSUs granted during Fiscal Year 2024 under our 2021 Plan, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). Such grant values do not take into account any estimated forfeitures related to service-based vesting conditions. The assumptions used in calculating the grant date fair value are set forth in Note 12 of our financial statements included in our Annual Report on Form 10-K for Fiscal Year 2024. The amounts reported in this column reflect the accounting cost for these awards and do not correspond to the actual economic value that may be received by the director upon vesting, settlement, or sale of any of the underlying shares of our Class A common stock.

30

Report of the Audit Committee of
the Board of Directors
The audit committee of the board of directors has reviewed and discussed the audited financial statements for the fiscal year-ended December 31, 2024 with our management. The audit committee has also reviewed and discussed with Deloitte & Touche LLP, our independent registered public accounting firm for the fiscal year-ended December 31, 2024, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) and rules adopted by the SEC. The audit committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with Deloitte & Touche LLP the accounting firm’s independence. Based on the foregoing, the audit committee has recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year-ended December 31, 2024 and filed with the SEC.
Respectfully submitted by the members of the audit committee of the board of directors:
Lee Kirkpatrick, Chair
Colin Neville
Zuhairah Washington
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Olo under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
2025 Proxy Statement	31

Executive Officers
The following table sets forth, for our executive officers, their ages and position held with us as of the date of this proxy statement:

Name	Age	Principal Position
Noah H. Glass	43	Founder, Chief Executive Officer, and Director
Peter Benevides	44	Chief Financial Officer
Joanna Lambert	51	Chief Operating Officer
Sherri Manning	58	Chief People Officer
Robert Morvillo	46	Chief Legal Officer and Corporate Secretary

Biographical information for Noah H. Glass is included above with the directors’ biographies under the section titled “Board of Directors and Corporate Governance”.
Peter Benevides has served as our Chief Financial Officer since January 2020, overseeing our financial planning and reporting processes. Mr. Benevides previously held the positions of Senior Vice President from January 2018 until December 2019 and Vice President of Finance from April 2015 until January 2018. Prior to joining us, Mr. Benevides held the position of Vice President of Finance and Controller at UrbanDaddy, Inc., a digital media and e-commerce company. Earlier in his career, Mr. Benevides served as the Director of Finance at several companies, including Turntable.fm, Inc., a social music service, and Sony Music Entertainment, a global recorded music company. Mr. Benevides serves on the board of the University of Rhode Island’s College of Business, Innovation & Entrepreneurship Program. Mr. Benevides is a Certified Public Accountant and Certified Management Accountant and holds a B.S. and an M.S. in Accounting from the College of Business Administration at the University of Rhode Island.
Joanna Lambert has served as our Chief Operating Officer since July 2023, overseeing our operations, research and development, and growth strategy. In 2024, Ms. Lambert’s responsibilities expanded to include oversight of Strategy & Operations, Marketing, Customer Experience, Business Development, Partnerships, and M&A. Ms. Lambert brings more than 25 years of executive leadership experience scaling businesses globally in financial services, media, and technology. Prior to joining us, Ms. Lambert was employed from 2018 to 2023 by Yahoo Inc. (formerly Verizon Media Group, itself formerly Oath Inc.) (“Yahoo”), which includes leading brands such as Yahoo Finance, Yahoo News, Yahoo Mail, Yahoo Sports, MAKERS, TechCrunch, AOL, and others. At Yahoo, Ms. Lambert spent 2018 to 2019 as the General Manager of Finance and Tech, then served as the President and General Manager of Yahoo from 2019 to 2022, and served as Strategic Advisor from 2022 until 2023. During Ms. Lambert’s time at Yahoo, she oversaw strategy and operations, media and content, subscriptions, product development, business development, and marketing across 19 markets globally. Prior to Yahoo, Ms. Lambert served in roles at Paypal Holdings, Inc. (NASDAQ: PYPL) (“Paypal”), including Vice President Consumer Product & General Manager, Venmo. Prior to Paypal, Ms. Lambert held various leadership positions at American Express Company (NYSE: AXP), where her final role was Senior Vice President, Chief Product Officer and Operational Excellence. Ms. Lambert currently serves as a Board Member for two non-profits, National Public Radio (“NPR”) and Pencil, Inc. She holds a Bachelor of Business, Communications degree from Queensland University of Technology.
Sherri Manning has served as our Chief People Officer since August 2023, overseeing our people and culture strategy. Ms. Manning brings more than 20 years of experience in the human resources domain providing strategic leadership during rapid expansion, post-IPO development, and acquisitions at globally recognized companies and late-stage startups. Prior to joining us, Ms. Manning served as the Chief People Officer at BigCommerce Holdings, Inc. (NASDAQ: BIGC) (“BigCommerce”) from 2017 to 2023, where she orchestrated the human resources, facilities/real estate, and administrative functions. Earlier in her career, Ms. Manning held leadership roles with multiple companies, including at International Business Machines Corporation (NYSE: IBM), UniversalPegasus International, Q2 Holdings, Inc. (NYSE: QTWO), and Dell Technologies, Inc. (NYSE: DELL), in which she displayed a keen sense for company culture, DEI, ethics and compliance, organization development, and human resources management. Ms. Manning has also been recognized for her significant contributions to the field of Human Resources, including winning the 2023 OnCon ICON Award for
32

Executive Officers
being one of the Top 10 Human Resources Professionals in the US. Ms. Manning has a B.A. in Political Science from Phillips University, a J.D. from the University of Oklahoma College of Law, and a L.L.M. from Georgetown University Law Center.
Robert Morvillo has served as our Chief Legal Officer and Corporate Secretary since January 2024, overseeing our legal and compliance strategy. Mr. Morvillo previously held the position of General Counsel and Corporate Secretary from January 2023 until December 2023, and Senior Vice President of Legal from July 2022 until January 2023. Prior to joining us, from 2015 until 2022, Mr. Morvillo served in several roles at Diebold Nixdorf, Inc. (NYSE: DBD), an international financial and retail technology company, including as the Vice President, Associate General Counsel where he oversaw various legal functions such as strategic contracting, data privacy, cybersecurity, payments, and compliance. Earlier in his career, Mr. Morvillo was a litigator at a boutique defense firm and Goodwin Procter LLP where he represented companies and individuals in civil, criminal, and regulatory investigations and trials. Mr. Morvillo also clerked for the Honorable Richard M. Berman in the Southern District of New York. Mr. Morvillo holds a B.A. in History from Miami University and a J.D. from Brooklyn Law School.
2025 Proxy Statement	33

Executive Compensation
Compensation Discussion and Analysis
Overview
Our executive compensation program is designed to attract, motivate, incentivize, and retain our executive officers, who contribute to our long-term success. Pay that is competitive, rewards performance, and effectively aligns the interests of our executive officers with our long-term stockholders is key to our program’s design and objectives. Our executive compensation program emphasizes long-term equity, which correlates with sustainable long-term value for our stockholders.
Our executive compensation program consists of the following elements: base salary, the annual cash bonus plan (the “Bonus Plan”), the sales compensation plan (including the sales commission payments to our former Chief Revenue Officer), and long-term equity incentives. We believe that these elements balance incentives for our executive officers and promote our overarching philosophy of paying for demonstrable performance.
The compensation provided to our named executive officers for Fiscal Year 2024, is detailed in the “Executive Compensation — 2024 Summary Compensation Table” below.
Our named executive officers for Fiscal Year 2024, which consisted of our principal executive officer, our principal financial officer, and the next three most highly compensated executive officers were:

Name	Principal Position
Noah H. Glass	Founder, Chief Executive Officer, and Director
Peter Benevides	Chief Financial Officer
Joanna Lambert	Chief Operating Officer
Robert Morvillo	Chief Legal Officer and Corporate Secretary
Diego Panama(1)	Former Chief Revenue Officer

(1)	On November 1, 2024, Olo and Mr. Panama mutually agreed that he would depart Olo on December 31, 2024.
Management Changes in 2024
Effective January 1, 2024, Robert Morvillo was promoted from General Counsel and Corporate Secretary to Chief Legal Officer and Corporate Secretary. On November 1, 2024, Olo and Diego Panama, our former Chief Revenue Officer, mutually agreed that Mr. Panama would depart Olo effective December 31, 2024. Olo and Mr. Panama also mutually agreed that he would continue to provide advisory services on an as-needed basis through March 31, 2025.
Executive Summary
Who We Are
We are Olo, a leading open SaaS platform for restaurants. We provide restaurant brands with an enterprise-grade, open SaaS platform that powers their digital ordering, delivery, and full-stack payment programs and enables brands to collect, analyze, and act on data to drive more personalized guest experiences and profitable traffic. Our platform and application programming interfaces, or APIs, seamlessly integrate with a wide range of solutions, unifying disparate technologies across the restaurant ecosystem. Leading restaurant brands trust Olo for its capabilities, reliability, security, scalability, and interoperability. Our platform currently handles, on average, more than 2.5 million orders per day, and more than 95 million guests have transacted on our platform over the last year. As of December 31, 2024, our customer base included more than 750 restaurant brands, representing approximately 86,000 active locations, across all industry service models, including quick service, fast casual, casual dining, family dining, and coffee and snack food.
2024 Business Highlights
•	$284.9 million total revenue, an increase of over 25% year-over-year;
•	More than 750 brands on the platform;
•	$32.9 million non-GAAP operating income*;
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Executive Compensation
•	Average revenue per unit of $3,387, an increase of over 25% year-over-year;
•	Approximately 86,000 active locations on the platform; and
•	Over 95 million guests transacted on the platform.
*
Non-GAAP Operating Income represents a non-GAAP number. Please see Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Certain Non-GAAP Financial Measures” in our Form 10-K for the year ended December 31, 2024, for a reconciliation of non-GAAP operating income to U.S. generally accepted accounting principles (“GAAP”) operating income and related disclosures.
Named Executive Officer Compensation Highlights
Based on our overall operating environment and our business results, our compensation committee took the following key actions regarding our named executive officer compensation for and during Fiscal Year 2024:
•
Base Salaries: Base salaries for our named executive officers (other than for Mr. Morvillo, who was promoted from General Counsel and Corporate Secretary to Chief Legal Officer and Corporate Secretary), were generally maintained at the same level as the prior year.

•
Annual Cash Bonuses: Aligned with our overarching philosophy of paying for demonstrable performance, our named executive officers (other than for Mr. Panama, our former Chief Revenue Officer) were eligible for annual cash bonuses, as metrics for attainment were achieved for Fiscal Year 2024.

•	Sales Commission Payments: Mr. Panama, our former Chief Revenue Officer, was eligible to receive sales commission payments based on sales commission goals for Fiscal Year 2024.
•
Long-Term Equity Incentives: Consistent with our philosophy of aligning the interests of our executive officers with those of our stockholders, we awarded long-term equity incentives to our named executive officers in the form of RSUs and performance-based restricted stock units (“PSUs”).

Relationship Between Pay and Performance
We design our executive compensation program to align the recruitment, motivation, and retention of our executive officers, including our named executive officers, with the interests of our stockholders. To ensure this balance, we seek to ensure that a meaningful portion of our executive officers’ annual target total compensation opportunity is both “at-risk” and variable in nature.
We emphasize variable compensation that appropriately rewards our executive officers through the following two principal compensation elements:
•
First, we provide the opportunity to participate in our Bonus Plan or, in the case of our former Chief Revenue Officer, our sales compensation plan, which provides cash payments if they produce short-term results that meet or exceed certain business objectives set forth in our annual management plan or our sales commission goals.

•
In addition, we grant long-term equity incentives in the form of both RSUs and PSUs, which, in the aggregate, comprise a majority of their target total compensation. The long-term value of these equity awards highly correlates to our stock price, thereby incentivizing our executive officers to build sustainable long-term value for the benefit of our stockholders.

These variable pay elements ensure that, each year, a substantial portion of our executive officers’ target total compensation is contingent (rather than fixed) in nature, with the amounts ultimately payable subject to variability above or below target levels commensurate with our actual performance.
We believe that these compensation elements provide balanced incentives for our executive officers to meet our business objectives and drive long-term growth. To ensure that we remain aligned with our compensation philosophy, our compensation committee regularly evaluates the relationship between the reported values of the equity awards granted to our executive officers, the amount of compensation realizable (and, ultimately, realized) from such awards in subsequent years, and our performance over this period.
Executive Compensation Policies and Practices
We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. Our compensation committee reviews our executive compensation program on an annual basis to ensure
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consistency with our short-term and long-term goals, given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our executive compensation-related policies and practices that were in effect during 2024:

What We Do:	What We Don’t Do:

Independent Compensation Committee.
Our compensation committee is composed solely of independent directors who determine our compensation policies and practices.

Annual Executive Compensation Review. Our compensation committee reviews and approves our compensation philosophy annually, including a review of our compensation peer group used for comparative purposes and a review of our compensation-related risk profile.

Independent Compensation Advisor. Our compensation committee engages its own independent compensation consultant to assist with its review of compensation plans and practices.

At-Risk Compensation. Our executive compensation program is designed so that a significant portion of our executive officers’ compensation is in the form of equity and “at risk” based on corporate performance, to align the interests of our executive officers and stockholders.

Multi-Year Vesting Requirements. The long-term equity incentives granted to our executive officers vest over multi-year periods, consistent with current market practice and our retention objectives.

Executive Compensation Recovery Policy. Our board of directors maintain a policy to recover incentive-based executive compensation following financial restatements or misconduct.

Health or Welfare Benefits. Our executive officers participate in broad-based health and welfare benefit programs on the same basis as our other eligible employees.

No Executive Retirement Plans. We do not currently offer, nor do we have plans to offer, defined benefit pension plans or arrangements to our executive officers other than the plans and arrangements that are available to all eligible U.S. employees. Our executive officers are eligible to participate in our Section 401(k) retirement plan on the same basis as our other eligible employees.

No Tax Payments on Change-in-Control Arrangements. We do not provide any excise tax reimbursement payments (including “gross-ups”) on payments or benefits contingent upon a change in control.

No Pledging or Hedging Shares of our Common Stock. We prohibit our employees, including our executive officers, and the members of our board of directors from pledging or hedging shares of our common stock.

No Automatic Increases in Executive Compensation. Our compensation committee conducts a thorough review of our executive compensation program annually and makes necessary adjustments.

No Excessive Perquisites. We do not provide excessive perquisites and other personal benefits to our executive officers.

No Excessive Risk Taking. We review our compensation-related risk profile annually to ensure that our compensation programs do not encourage unnecessary or excessive risk-taking.

No Guaranteed Bonus. Our executive officers’ bonuses are not guaranteed and are subject to objective performance-based measures.

Advisory Votes and the Role of Stockholders
At our 2024 annual meeting of stockholders, we conducted a non-binding stockholder advisory vote on the approval of the compensation of our named executive officers (commonly known as a “Say-on-Pay” vote). Over 97% of the shares represented and entitled to vote on this proposal (excluding broker non-votes) voted to approve, on an advisory basis, the compensation of our named executive officers at last year’s annual meeting. Our compensation committee believes that the vote outcome indicates that stockholders generally approve of the structure of our executive compensation program. Based on the strong level of support, our compensation committee structured executive compensation for 2024 in a manner that was generally consistent with our 2023 executive compensation program.
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We value the opinions of our stockholders. Our board of directors and our compensation committee will consider the outcome of this year’s Say-on-Pay vote, as well as feedback received throughout the year, when making compensation decisions for our named executive officers. Please refer to Proposal 3 in this proxy statement for more information.
Compensation Philosophy and Objectives
We structure the annual compensation of our executive officers using a combination of the following principal elements: base salary, annual cash bonus opportunities, sales commission payments (as applicable), and long-term equity incentives. The design of our executive compensation program is guided by our overarching philosophy of paying for demonstrable performance. We strive to provide a compensation program that is competitive, rewards achievement of our business objectives, and aligns our employees’ interests with those of our stockholders. Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary objectives:

Attract & Retain Talent

Provide market
competitive
compensation and benefit levels that will attract, motivate, reward, and retain a highly talented team of executive officers within the context of responsible cost management.

Pay-for- Performance
Establish a direct link between our financial and operational results and strategic objectives and the compensation of our executive officers.

Alignment with Stockholders

Align the interests and objectives of our executive officers with those of our stockholders by linking their long-term incentive compensation opportunities to stockholder value creation and their annual cash bonus opportunities to our annual performance.

Reinforce Cultural Norms
Offer total compensation opportunities to our executive officers that are internally consistent and fair.

We have not adopted policies or employed guidelines for allocating total compensation between current and long-term compensation, between cash and non-cash compensation, or among different forms of non-cash compensation. As described below, our compensation committee considers a variety of factors in formulating and proposing the appropriate annual mix among such compensatory elements, including our compensation philosophy and the value of outstanding equity awards granted in prior years.
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Compensation-Setting Process
Role of Compensation Committee
Our compensation committee may discharge the responsibilities of our board of directors relating to the compensation of our executive officers, including our named executive officers, the non-employee members of our board of directors, and employees, as appropriate. Our compensation committee has the overall responsibility for overseeing our compensation and benefits policies generally, and for overseeing and evaluating the compensation plans, policies, and practices applicable to our executive officers.
In carrying out its responsibilities, our compensation committee evaluates our compensation policies and practices with a focus on the degree to which these policies and practices reflect our executive compensation philosophy. The compensation committee develops strategies and makes recommendations and decisions that it believes further this philosophy or better align with developments in best compensation practices. The compensation committee also reviews the performance of our executive officers when making recommendations and decisions with respect to their compensation.
Our compensation committee’s authority, duties, and responsibilities are further described in its charter, which is reviewed annually and revised as appropriate. The charter is available at investors.olo.com. Our compensation committee also retains compensation consultants (as described below) to provide support in reviewing and assessing our executive compensation program; however, our compensation committee exercises its own judgment in determining the compensation of our executive officers, including our named executive officers.
Setting Target Total Compensation
Each year, our compensation committee conducts an annual review of the target total compensation of our executive officers, including our named executive officers, as appropriate. This typically occurs during the first quarter of the year.
Our compensation committee targets the 50th percentile of market data when reviewing the target total compensation of our executive officers. In determining the target total compensation of our executive officers, our compensation committee relies primarily on their general experience and subjective considerations of various factors, including the following:
•	our executive compensation program objectives and compensation philosophy;
•	our performance against the financial, operational, and strategic objectives established by our compensation committee and our board of directors;
•
each individual executive officer’s knowledge, skills, experience, qualifications, and tenure relative to other similarly situated executive officers at the companies in our compensation peer group and/or selected broad-based compensation surveys;

•
the scope of each executive officer’s role and responsibilities compared to other similarly situated executive officers at the companies in our compensation peer group and/or selected broad-based compensation surveys;

•
the prior performance of each individual executive officer, based on a subjective assessment of their contributions to our overall performance, their ability to lead their business unit or function, and their work as part of a team, all of which reflect our core values;

•	the potential of each individual executive officer to contribute to our long-term financial, operational, and strategic objectives;
•	the retention risk (and related replacement cost) of each individual executive officer;
•	our Chief Executive Officer’s compensation relative to that of our other executive officers, and compensation parity among our executive officers;
•	our financial performance relative to our peers;
•
the compensation practices of our compensation peer group and the companies in selected broad-based compensation surveys, and the positioning of each executive officer’s compensation in a ranking of peer company compensation levels based on an analysis of competitive market data; and

•	the recommendations of our Chief Executive Officer with respect to the target total compensation of our executive officers (except with respect to our Chief Executive Officer’s own compensation).
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These factors provide the framework for formulating and determining the target total compensation for each executive officer, including each named executive officer. No single factor is determinative in these decisions, nor is the impact of any individual factor on the determination of pay levels quantifiable.
Our compensation committee does not weigh the above factors in a predetermined manner or apply formulas to determine the target total compensation of our executive officers. The members of our compensation committee consider this information in light of their individual experience; their knowledge of Olo, the competitive market, and each executive officer; and their own business judgment.
Our compensation committee does not engage in formal benchmarking against other companies’ compensation programs or practices to establish our compensation levels or to make specific compensation decisions with respect to our executive officers. Instead, in determining the compensation of our executive officers, our compensation committee reviews information summarizing the compensation paid at a representative group of peer companies, to the extent that the executive positions at these companies are considered comparable to our positions and informative of the competitive environment. Our compensation committee also reviews broad-based compensation surveys to gain a general understanding of market compensation levels.
Role of Management
In discharging its responsibilities, our compensation committee works with members of our management, including our Chief Executive Officer. Our management assists our compensation committee by providing information on corporate and individual performance, market compensation data, and management’s perspective on compensation matters. Our compensation committee solicits and reviews our Chief Executive Officer’s proposals with respect to executive compensation program structures, as well as any recommendations for adjustments to base salary, annual cash bonus, sales commission payments, long-term equity incentives, and other compensation-related matters for our executive officers, including our named executive officers (except with respect to our Chief Executive Officer’s own compensation), based on our Chief Executive Officer’s evaluation of their performance for the prior fiscal year.
Performance of our executive officers, including our named executive officers, is reviewed annually by our Chief Executive Officer. Each executive officer is evaluated based on the level of success in accomplishing their annual business objectives and their overall performance for the year. The annual business objectives for each executive officer are developed through mutual discussion and alignment between our Chief Executive Officer and each executive officer, and takes into account our overall business objectives.
Our Chief Executive Officer’s evaluations, along with any recommendations for compensation adjustments, are shared with our compensation committee for review and discussion. Our compensation committee utilizes these evaluations and recommendations as just one factor in determining the compensation of our executive officers, including our named executive officers. Our Chief Executive Officer also attends meetings of our board of directors and our compensation committee at which executive compensation matters are addressed, except with respect to discussions involving our Chief Executive Officer’s own compensation.
Role of Compensation Consultant
Our compensation committee has the sole authority to retain external compensation consultants to assist it by providing information, analysis, and other advice relating to our executive compensation program. Our compensation committee also has the authority to approve the consultant’s reasonable fees and other retention terms. The compensation consultants report directly to our compensation committee and its chair, and serve at the discretion of our compensation committee, which reviews the engagements annually.
In 2024, our compensation committee engaged Compensia, a national compensation consulting firm, to serve as its independent compensation consultant and to advise on executive compensation matters.
During 2024, Compensia attended the meetings of our compensation committee (both with and without management present), as requested, and provided various services, including the following:
•	the annual review and analysis of our compensation peer group, and related updates;
•
the annual review and analysis of the base salary levels, annual cash bonus opportunities, and long-term equity incentives of our executive officers, including our named executive officers, against competitive market data based on the companies in our compensation peer group and selected compensation surveys;

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•	a review and analysis of our equity award “burn rate”;
•	support with our compensation risk assessment;
•	consultation with our compensation committee chair and other members between compensation committee meetings; and
•	support on other ad hoc matters throughout the year.
Compensia also coordinated with our management for data collection and job matching for our executive officers. In 2024, Compensia did not provide any other services to us.
In July 2024, our compensation committee engaged Aon as our compensation consultant for 2025 compensation planning. Our compensation committee has evaluated its relationship with Compensia for Fiscal Year 2024 services, and its relationship with Aon for the fiscal year-ending December 31, 2025 services, to ensure that it believes that each compensation consultant is independent from management. This review process included a review of both consultants’ services to Olo, the quality of those services, and the fees associated with the services. Based on this review, as well as consideration of the factors affecting independence set forth in Exchange Act Rule 10C-1(b)(4), the listing standards of the NYSE, and such other factors as were deemed relevant under the circumstances, our compensation committee has determined that no conflict of interest was raised as a result of the work performed by Compensia and Aon. In addition, our compensation committee evaluated the independence of its other outside advisors to our compensation committee, including outside legal counsel, considering the same independence factors, and concluded their work for our compensation committee did not raise any conflicts of interest.
Competitive Positioning
For purposes of assessing our executive compensation against the competitive market, our compensation committee reviews and considers the compensation levels and practices of a select group of peer companies. Generally, this compensation peer group consists of SaaS companies, with a focus on enterprise software companies that are similar to us in terms of revenue, market capitalization, and industry focus. The competitive data drawn from this compensation peer group is one of several factors that our compensation committee uses to determine the compensation of our executive officers, including our named executive officers. Our compensation committee reviews our compensation peer group at least annually and may replace some or all of the companies from time to time as changes in market positions and company size, including our own, may suggest more representative peer group companies.
In August 2023, our compensation committee directed Compensia to review and update our compensation peer group to reflect current market conditions, to remove both acquired and to be acquired companies, and to retain key peer companies identified by management and our compensation committee. In identifying and selecting the companies to comprise the updated compensation peer group, Compensia considered the following primary criteria:
•	publicly-traded SaaS companies with a focus on enterprise software and companies in the e-commerce and payment technology sectors;
•	revenues within a range of approximately 0.33x to approximately 3.0x of our then-trailing four quarters’ revenue (approximately $64 million to approximately $585 million);
•	market capitalization within a range of approximately 0.25x to approximately 4.0x of our 30-day average market capitalization (approximately $275 million to approximately $4.4 billion);
•	strong revenue growth;
•	headquartered in the United States; and
•	preference for companies that had recently completed their initial public offering of equity securities.
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The updated compensation peer group for Fiscal Year 2024, as approved by our compensation committee in August 2023, consisted of the following companies:

Amplitude, Inc.	CS Disco, Inc.	Phreesia, Inc.
Asana, Inc.	Expensify Inc.	Repay Holdings Corp.
BigCommerce Holdings, Inc.	nCino, Inc.	Riskified Ltd.
BlackLine, Inc.	Nextdoor Holdings, Inc.	Sprout Social, Inc.
Braze, Inc.	PagerDuty, Inc.	Weave Communications Inc.
Couchbase, Inc.	Par Technology Corp.	Zuora Inc.

BTRS Holdings Inc., Duck Creek Technologies, Inc., and Sumo Logic, Inc. were removed from our 2024 compensation peer group, having been acquired since their inclusion in our 2023 group. Additionally, to align our executive compensation with the 50th percentile among our peers based on revenue and market capitalization, we removed Lightspeed Commerce Inc. and Workiva Inc. from our peer group. In their place, we added Braze, Inc., Expensify Inc., Par Technology Corp., Riskified Ltd., and Weave Communications Inc. Although Riskified Ltd. is headquartered in Israel, we included it due to its comprehensive executive compensation disclosures and its prior identification by executive management as a relevant competitor.
Additionally, our compensation committee utilized data from custom data cuts drawn from the Radford Global Technology Survey database (including a survey cut of 15 of the 18 companies in our compensation peer group and a survey cut of U.S. software companies with revenues between $100 million and $1.0 billion), to evaluate the competitive market when determining the total compensation packages for our executive officers for Fiscal Year 2024.
Compensation Risk Assessment
As part of our annual compensation-related risk review, our compensation committee, in consultation with management and Compensia, conducted an analysis to determine whether any risks arising from compensation policies and practices are reasonably likely to have a material adverse effect on us in light of our overall business, strategy, and objectives. This risk assessment included, among other things, a review of our cash compensation and long-term equity incentives across executive and non-executive employee populations, as well as other compensation-related policies to which our employees are subject.
The compensation risk assessment is two-pronged and evaluates both (i) material enterprise risks related to our business that may be exacerbated by compensation policies and practices and (ii) the potential risks arising from attributes in our compensation practices, performance criteria, payout curves and leverage, pay mix, and verification of performance results.
After reviewing the results of the analysis, our compensation committee and management believe our current compensation policies and practices (i) balance an appropriate risk and reward profile in relation to our overall business strategy and (ii) do not encourage our employees, including our executive officers, to take excessive or inappropriate risks that are reasonably likely to have a material adverse effect on us.
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Compensation Elements

Element	Type of Element	Compensation Element	Objective
Base Salary	Fixed	Cash
Designed to provide a fixed source of compensation for performing job responsibilities based on each executive officer’s skills, experience, and criticality of the role, and to attract and retain executive officers

Annual Cash Bonuses	Variable	Cash
Designed to motivate our executive officers (except our former Chief Revenue Officer) to achieve annual business objectives and provide financial incentives when we meet or exceed these annual objectives

Sales Commission Payments	Variable	Cash	Designed to motivate our former Chief Revenue Officer to achieve business objectives and provide financial incentives when we meet or exceed these objectives
Long-Term Equity Incentives	Variable	Equity awards in the form of RSUs and PSUs	Designed to align the interests of our executive officers and our stockholders by motivating them to create sustainable long-term stockholder value

Base Salary
Base salary represents the fixed portion of the compensation of our executive officers, including our named executive officers, and is an important element of compensation intended to attract and retain highly talented individuals. Generally, we use base salary to provide each executive officer with a specified level of cash compensation during the year with the expectation that they will perform their responsibilities to the best of their ability and in our best interests.
We establish the initial base salaries of our executive officers through arm’s-length negotiation at the time we hire the individual, taking into account their position, qualifications, experience, prior salary level, market compensation levels, practices against peer companies, and the base salaries of our other executive officers. Additionally, our compensation
42

Executive Compensation
committee reviews the base salaries of our executive officers each year as part of its annual review of our executive compensation program, with input from our Chief Executive Officer (except with respect to the Chief Executive Officer’s own base salary) and makes such adjustments as it determines to be reasonable and necessary to reflect the scope of an executive officer’s performance, individual contributions, responsibilities, and market conditions. In addition, the base salaries of our executive officers may be adjusted by our compensation committee in the event of a promotion or significant change in responsibilities.
In February 2024, our compensation committee reviewed the base salaries of our executive officers, including our named executive officers, taking into consideration a competitive market analysis prepared by Compensia, as well as the other factors described in “Executive Compensation — Setting Target Total Compensation” above. Following this review, our compensation committee adjusted the base salary of our recently promoted Chief Legal Officer and Corporate Secretary, bringing his base salary to a level that is comparable to those of similarly-situated executive officers in our compensation peer group and the relevant compensation market data to improve competitive alignment with our peers. Our compensation committee did not adjust the base salary for any other named executive officer.
The base salaries of our named executive officers for 2024 were as follows:

Named Executive Officer	2023 Base Salary ($)	2024 Base Salary ($)(1)	Percentage Adjustment
Mr. Glass	500,000	500,000	—
Mr. Benevides	420,000	420,000	—
Ms. Lambert	550,000	550,000	—
Mr. Morvillo(2)	316,200	380,000	20.1%
Mr. Panama(3)	550,000	550,000	—

(1)	Base salaries for 2024 were effective as of January 1, 2024.
(2)	During our compensation committee's annual review, Mr. Morvillo’s base salary was adjusted based on his promotion and to better align with the market median.
(3)
As Mr. Panama’s responsibilities were focused on sales, his total compensation received for 2024 includes sales commissions, as described in “Executive Compensation — Sales Commission Payments” and reflected in the “2024 Summary Compensation Table” below. On November 1, 2024, Olo and Mr. Panama mutually agreed that he would depart Olo effective December 31, 2024, but continue to provide advisory services on an as-needed basis through March 31, 2025.

The actual salaries paid to our named executive officers during 2024 are set forth in the “2024 Summary Compensation Table” below.
Annual Cash Bonuses
We use the Bonus Plan to motivate our executive officers, including our named executive officers, to achieve our annual business goals. In February 2024, as part of its annual review of our executive compensation program, our compensation committee reviewed the annual target cash bonus opportunities of our executive officers, including our named executive officers, taking into consideration a competitive market analysis prepared by Compensia as well as the other factors described in “Executive Compensation — Setting Target Total Compensation” above. Following this review, our compensation committee increased the annual target cash bonus for our Chief Legal Officer and Corporate Secretary, bringing his annual target cash bonus to a level that is comparable to those of similarly-situated executive officers in our compensation peer group and the relevant market data. Mr. Panama was not a participant in the Bonus Plan, as he was subject to his sales compensation plan, as described further below. Our compensation committee did not adjust the annual target cash bonus for any other named executive officer.
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The 2024 annual target cash bonuses of our named executive officers participating in the Bonus Plan were as follows:

Named Executive Officer	2023 Annual Target Cash Bonus (as a percentage of base salary)	2024 Annual Target Cash Bonus (as a percentage of base salary)	2024 Annual Target Cash Bonus ($)
Mr. Glass	100%	100%	500,000
Mr. Benevides	60%	60%	252,000
Ms. Lambert	60%	60%	330,000
Mr. Morvillo	35%	50%	190,000

Potential annual cash bonuses for our named executive officers under the Bonus Plan could range from 50% to 135% of their annual target cash bonus.
Corporate Performance Measures
The Bonus Plan is based on the attainment of certain corporate performance measures relating to financial and operational objectives, as determined by our compensation committee. The Bonus Plan was funded based on our actual results for the year as evaluated against these performance measures.
In November 2023, our compensation committee selected the following three performance measures: non-GAAP total gross profit (weighted 50%), non-GAAP operating income (“NGOI”) (weighted 25%) and gross revenue (weighted 25%). Our compensation committee believed these performance measures were appropriate because, in its view, they were strong indicators of the successful execution of our annual management plan and provided a strong emphasis on growth while managing expenses and strengthening our customer and employee relationships. Our compensation committee also believed these measures most directly influence the creation of sustainable long-term stockholder value.
For purposes of the Bonus Plan, non-GAAP total gross profit was calculated by adjusting GAAP total gross profit for the following items: applicable stock-based compensation expense (non-cash expense calculated by companies using a variety of valuation methodologies and subjective assumptions) and related payroll tax expense, and applicable capitalized internal-use software and intangible amortization. NGOI was calculated by adjusting GAAP operating income for the following items: applicable stock-based compensation expense and related payroll tax expense, equity expense related to charitable contributions of our Class A common stock (non-cash expense), certain litigation-related expenses (which consist of legal and other professional fees associated with litigation-related matters which are not indicative of our core operations and are not part of our normal course of business), costs and impairment charges associated with the sublease of our former corporate headquarters, loss on disposal of assets, non-cash capitalized internal-use software impairment, applicable capitalized internal-use software and intangible amortization (non-cash expense), restructuring charges, certain severance costs, and transaction costs (typically incurred within one year of the related acquisition). Gross revenue was calculated in accordance with GAAP.
In November 2023, our compensation committee approved a threshold, target, and maximum achievement level for each of these performance measures, as pegged against our Fiscal Year 2024 management plan. To the extent that performance for any measure was below the threshold achievement level, there would be no payment with respect to that measure. In addition, the potential payment for any measure was capped at the maximum payout level. Payout for points between achievement levels were to be calculated using linear interpolation. The below-referenced achievement levels, which are pegged against our Fiscal Year 2024 management plan, should not be interpreted as a prediction of how we will perform in future periods. As described, the purpose of these achievement levels was to establish a method for determining the payment of annual cash bonuses.
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The table below provides details of the performance measures and the various attainment levels for Fiscal Year 2024 (in millions except percentages).

Corporate Performance Measure	Threshold	Threshold > Target	Target	Target > Maximum	Maximum
Non-GAAP Total Gross Profit	$162.8	$167.8	$177.0	$184.4	$192.1
Gross Revenue	$271.1	$282.3	$300.0	$330.0	$360.0
Non-GAAP Operating Income	$23.0	$28.0	$30.4	$33.4	$36.5
Payout Level	50%	75%	100%	115%	135%

The table below shows our performance measures as compared to our actual attainment and the resulting payout levels for Fiscal Year 2024 (in millions, except percentages):

Corporate Performance Measure	Weighting	Actual Dollar Achievement ($)	Weighted Payout Level
Non-GAAP Total Gross Profit	50%	174.7	93.7%
Gross Revenue	25%	284.9	78.7%
Non-GAAP Operating Income	25%	32.9	108.5%

Based on our compensation committee’s evaluation of our overall Fiscal Year 2024 performance against the metrics established at the beginning of 2024, as highlighted above, our compensation committee determined that the Fiscal Year 2024 annual cash bonus payout for each executive officer (besides Mr. Panama) was 93.7%.
Sales Commission Payments
The sales compensation plan encompasses the sales commission payments for our former Chief Revenue Officer. In establishing the compensation plan for this role, our compensation committee considered Mr. Panama’s role as leader of our go-to-market team, the important role sales growth will play in our success, the competitive market for similar positions at other comparable companies based on a review of compensation survey data, as well as the other factors described in “Executive Compensation — Setting Target Total Compensation” above.
For 2024, Mr. Panama’s sales compensation plan had an annual target sales commission equal to 100% of his annual base salary: 50% was attributable to the number of bookings during the year, 25% was attributed to gross revenue, and the other 25% was attributable to non-GAAP total gross profit. To incentivize over-performance, the sales compensation plan provided for accelerator payments at rates between 1.5x and 3.5x for surpassing booking goals according to quarterly and annual targets. Additionally, Mr. Panama was also eligible for sales performance incentive fund (“SPIFF”) payments for deals that were part of our key initiatives for Fiscal Year 2024, such as deals related to our Olo Pay and Engage modules. The accelerators and SPIFF payments were payable on a quarterly basis. In 2024, Mr. Panama received an aggregate sales commission payment of $400,142 pursuant to the terms of the sales compensation plan as set forth in the “2024 Summary Compensation Table” below, which represented 72.8% of his annual target sales commission.
Long-Term Equity Incentives
As a technology company that encounters significant competition for qualified personnel, long-term equity incentives play a critical role in our ability to attract, hire, motivate, and reward qualified and experienced executive officers. We use equity awards to incentivize and reward our executive officers, including our named executive officers, for long-term corporate performance based on the value of our common stock, thereby, aligning their interests with the interests of our stockholders.
In 2024, we used a combination of RSUs and PSUs with time-based vesting requirements to motivate and reward our executive officers, including our named executive officers. Our compensation committee believes that we are able to incentivize and retain our executive officers using fewer shares of our common stock than would be necessary if we used stock options because RSUs and PSUs have value to the recipient even in the absence of stock price appreciation.
To date, our compensation committee has not applied a rigid formula in developing its recommendations with respect to the size of the equity awards to be granted to our executive officers. Instead, in making these recommendations, our compensation committee exercises its judgment as to the amount of the awards after considering a competitive market analysis prepared by its compensation consultant, the outstanding equity holdings of each executive officer (including
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the current economic value of their unvested equity holdings and the ability of these unvested holdings to satisfy our retention objectives), the projected impact of the proposed awards on our earnings, the proportion of our total shares outstanding used for annual employee long-term incentive compensation awards (our “burn rate”) in relation to the annual burn rate ranges of the companies in our compensation peer group and other public technology companies, the potential voting power dilution to our stockholders in relation to the median practice of the companies in our compensation peer group, and the other factors described in “Executive Compensation — Setting Target Total Compensation” above.
In February 2024, as part of its annual review of our executive compensation program, and after taking into consideration the factors described in the preceding paragraph, our compensation committee granted PSUs to our executive officers, including Messrs. Glass, Benevides, Morvillo, and Panama, and Ms. Lambert. In July 2024, our compensation committee granted RSUs to our executive officers, including Messrs. Benevides, Morvillo, and Panama, and Ms. Lambert. Mr. Glass did not receive any RSU awards, other than the PSUs granted in February 2024. Further, our compensation committee determined that the value of these awards was appropriate and necessary to sufficiently reward exceptional performance, to motivate our named executive officers for their continued effort to create value for our stockholders, and to help ensure retention in a competitive market.
In determining the size of our Chief Executive Officer’s equity award, our compensation committee reviewed Mr. Glass’ overall target total compensation in view of our financial and operational performance under his leadership, his significant contributions to our development both preceding and following our transition to public company status, the remaining prospective incentive and retention value of his then-current equity holdings, the highly competitive market for proven executive talent, and his historical level of compensation relative to that of similarly-situated executives at companies in our compensation peer group. After reviewing the challenges and opportunities presented by our long-term business strategy and objectives, our compensation committee determined that he was uniquely qualified to lead us as we continue to create long-term sustainable stockholder value. As a result, our compensation committee determined that his equity awards should serve to both recognize and reward him for his prior performance and serve as an incentive for him to remain with us and drive the next phase of our growth.
Our compensation committee approved the following PSU awards in February 2024 and RSU Awards in July 2024 for our named executive officers as part of its annual executive compensation review:

Named Executive Officer	PSU Award (number of shares)(1)	RSU Award (number of shares)	Aggregate Equity Award Grant Date Fair Value ($)(2)
Mr. Glass	1,238,082	—	8,525,359
Mr. Benevides	195,091	146,685	2,053,340
Ms. Lambert(3)	128,028	149,596	1,605,639
Mr. Morvillo	259,771	195,318	2,734,109
Mr. Panama	139,340	104,767	1,466,559

(1)	The amounts reported are the number of shares subject to the PSUs based on target achievement.
(2)
The amounts reported for Messrs. Glass, Benevides, Morvillo, and Panama, and Ms. Lambert’s PSUs are calculated based on probable achievement of the applicable performance metrics. For more information on how this is calculated, please refer to the section titled “Executive Compensation — Accounting for Stock-Based Compensation” below.

(3)	For Ms. Lambert, 53,333 shares underlying her RSU award vested immediately upon grant.
The RSUs granted to each named executive officer (except the 53,333 RSUs for Ms. Lambert, which vested upon grant) vest in equal quarterly installments over three years, commencing on the first quarterly vesting date (with the “quarterly vesting date” meaning each of March 5th, June 5th, September 5th, and December 5th of a given calendar year) occurring after the vesting commencement date, subject to the named executive officer’s continuous service as of each such quarterly vesting date. Each unit granted pursuant to the RSU award represents a contingent right to receive one share of our Class A common stock for each unit that vests.
To fully satisfy the 2024 RSU value stated in Ms. Lambert’s employment agreement, in October 2024, Ms. Lambert received 53,333 RSUs that vested immediately upon grant. Ms. Lambert received an additional grant of 53,333 RSUs in March 2025, and is eligible to receive an additional grant of 53,333 RSUs in fiscal year 2026, subject to her continuous
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service with us. For more information on Ms. Lambert’s employment agreement, please refer to the section titled “Executive Compensation — Employment Agreements” below.
In 2024, we granted two types of PSUs, each designed to align executive compensation with stockholder value creation through distinct performance measures.
The first type of PSU vests based on Olo’s total shareholder return (“TSR”) relative to the Russell 2000 Index over a three-year performance period ending December 31, 2026. Each of Messrs. Glass, Benevides, Morvillo, and Panama, and Ms. Lambert received a target amount of 930,889, 146,685, 195,317, 104,767, and 96,262 PSUs, respectively. Vesting ranges from 0% to 200% of the target award, determined by the extent to which our TSR exceeds or falls short of the index return. Full vesting occurs when our TSR matches or surpasses the index, with incremental increases or reductions calculated proportionally based on relative performance.
The second type of PSU vests according to achievement of specific stock price hurdles set for successive performance periods extending through December 31, 2026, as further described in the footnotes to the “Outstanding Equity Awards as of December 31, 2024” table. Each of Messrs. Glass, Benevides, Morvillo, and Panama, and Ms. Lambert received a target amount of 307,193, 48,406, 64,454, 34,573, and 31,766 PSUs, respectively. The achievement of each stock price hurdle results in one-third of the total PSUs vesting. Additionally, these PSUs include a “catch-up” feature, allowing prior unvested tranches to vest if subsequent, higher hurdles are achieved within the designated periods. The stock price for determining achievement is based on either the closing price on any trading day during the performance period or the 30-day volume-weighted average price, whichever is higher. For the 2024 performance period, the applicable stock price hurdle was not met, and therefore, no PSUs vested for that period.
For both the first type and second type of PSUs as described above, in the event of a named executive officer’s continuous service through the consummation of a change in control (as defined in the 2021 Plan) prior to December 31, 2026, (i) the performance period will automatically be amended such that the last day of the performance period will be the day immediately prior to the consummation of the change in control, and (ii) the stock price will be the price per share payable for one share of common stock in such change in control. In addition, in the event of a termination of a named executive officer's continuous service with Olo due to their death or disability, the performance period for the PSUs will automatically be amended such that the last day of the performance period will be the date of such termination due to death or disability.
The equity awards granted to our named executive officers during 2024 are set forth in the “2024 Summary Compensation Table” and the “2024 Grants of Plan-Based Awards Table” below. The applicable vesting schedules are set forth in the footnotes to the “Outstanding Equity Awards at Fiscal Year-End — 2024” table below.
2025 Changes to Long-Term Equity Incentives
For 2025, our compensation committee further refined our executive compensation program by simplifying the design of the PSUs granted. The PSUs granted in 2025 will vest based on the achievement of specified relative TSR targets compared to a specific peer group over a three-year performance period. This shift is intended to help us further align the interests of our executive officers with those of our stockholders and to better tie the long-term compensation of our executive officers to our long-term financial success.
Health, Welfare, and Retirement Benefits
Our executive officers, including our named executive officers, are eligible to participate in the same employee benefit plans, and on the same terms and conditions, as all eligible employees. These benefits include medical, dental, and vision insurance, an employee assistance program, health and dependent care flexible spending accounts, basic life insurance, accidental death and dismemberment insurance, short-term and long-term disability insurance, commuter benefits, and reimbursement for mobile phone coverage.
We maintain a Section 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Participants are able to defer eligible compensation up to certain Internal Revenue Code, as amended (the “Code”), limits, which are updated annually. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The Section 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax-exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the Section 401(k) plan are
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deductible by us when made, and contributions and earnings on those amounts are not taxable to the employees until withdrawn or distributed from the Section 401(k) plan. Additionally, we provide an employer matching contribution for all eligible U.S. employees pursuant to which we match the first 3% contributed by the participant at 100% or dollar-for-dollar, and the next 2% contributed at 50%, subject to annual contribution limits set forth in the Code. Participants are immediately and fully vested in their own deferrals and our safe harbor matching contributions. Our executive officers, including our named executive officers, are eligible to participate in the Section 401(k) plan on the same basis as our other employees.
We design our employee benefits programs to be affordable and competitive in relation to the market as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.
Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide excessive perquisites or other personal benefits to our executive officers, including our named executive officers, except as generally made available to our employees or in situations where we believe it is appropriate to assist an individual in the performance of their duties, to make them more efficient and effective, and for recruitment and retention purposes. In 2024, none of our named executive officers, other than Mr. Glass, received perquisites or other personal benefits in amounts equal to or greater than $10,000. For more information on Mr. Glass's perquisites, please refer to Note (4) in the “2024 Summary Compensation Table” below.
In the future, we may continue to provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by our compensation committee.
Written Employment Agreements
We have entered into written employment agreements with each of our named executive officers. We believe that these agreements were necessary to secure the service of these individuals in a highly competitive job market.
The employment agreements do not have specific terms and provide for “at will” employment (meaning that either we or the named executive officer may terminate the employment relationship at any time without cause). The named executive officer’s initial base salary, annual target cash bonus (if applicable), sales commission payments (if applicable), and eligibility to receive annual equity awards are also included in the employment agreements.
Each employment agreement also acknowledges the named executive officer’s continuing obligations to us pursuant to their restrictive covenant and proprietary information and inventions assignment agreement.
Under the employment agreements, each named executive officer is eligible to receive severance payments and benefits upon a qualifying termination of employment, including in connection with a change in control of Olo, as more fully described in “Executive Compensation — Post-Employment Compensation” below.
For detailed descriptions of the employment agreements with our named executive officers, please refer to the section titled “Executive Compensation — Employment Agreements” below.
Post-Employment Compensation
The employment agreements with our named executive officers provide for certain protections in the event of specified involuntary terminations of employment (including a termination of employment by us “without cause” or a resignation by the executive officer of employment for “good reason,” including a termination in connection with a “change in control” of Olo), in exchange for executing and not revoking our then-standard separation agreement and release of claims. We believe that these provisions help maintain our named executive officers’ continued focus on their assigned duties to maximize stockholder value if there is a potential change in control transaction and mitigate the risk of subsequent disputes or litigation.
Under the applicable provisions, other than as noted in this paragraph, all payments and benefits triggered by a change in control of Olo require a related termination of employment of the applicable named executive officer (a so-called “double-trigger” arrangement). This approach generally intended to retain key executives following a change in control and to prevent unintended financial windfalls from the automatic acceleration of equity or cash-based awards. In
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February 2025, our compensation committee determined it was advisable to fully accelerate the time-based vesting for certain awards of Mr. Benevides in the event of a change in control of Olo. For further details regarding this amendment, please refer to the section titled “Executive Compensation — Potential Payments upon Termination or Change in Control” below.
In addition, in the event the amount a named executive officer will or may receive would constitute a “parachute payment” within the meaning of Section 280G of the Code, and such payments would be subject to the excise tax imposed by Section 4999 of the Code, then such payments will either be (i) provided to the named executive officer in full or (ii) reduced to such lesser amount that would result in a smaller or no portion of such payments being subject to the excise tax, whichever amount, after taking into account all applicable taxes, including the excise tax, would result in the named executive officer’s receipt, on an after-tax basis, of the greatest amount of such payments.
We believe that having in place reasonable and competitive post-employment compensation arrangements are essential to attracting and retaining highly qualified executive officers. Our compensation committee does not consider the specific amounts payable under the post-employment compensation arrangements when recommending the annual compensation for our named executive officers. We believe, however, that these arrangements are necessary to offer compensation packages that are competitive.
For detailed descriptions of the post-employment compensation arrangements with our named executive officers, as well as an estimate of the potential payments and benefits payable under these arrangements, please refer to the section titled “Executive Compensation — Potential Payments upon Termination or Change in Control” below.
Other Compensation Policies
Equity Grant Policy
Under our Equity Grant Policy, equity awards may be granted by our board of directors or our compensation committee. In addition, our compensation committee may delegate its authority to grant equity awards, as permitted by its charter. Equity awards may be approved at a regularly scheduled meeting of our board of directors or our compensation committee, by unanimous written consent, or by a delegation of authority. The effective date of any equity award is considered the grant date. If the grant date is not a trading day, then the grant date will be the first trading day after that date. No equity award may be backdated and the timing of an equity award may not otherwise be manipulated in connection with the public release of material information.
The exercise price of stock options and similar equity awards will be the closing price of our Class A common stock on the NYSE on the grant date. For stock options and similar awards, fair value will be determined in accordance with generally accepted accounting principles under the FASB ASC Topic 718. In 2024, the number of shares underlying an equity award (other than stock options and similar awards) was based on the target grant value divided by the price of our Class A common stock utilized by our compensation committee to review our overall target burn rate utilization. In February 2025, the compensation committee amended the Equity Grant Policy such that the number of shares underlying an equity award (other than stock options and similar awards) will be based on target grant value divided by the average closing price of our Class A common stock on the NYSE on the thirty trading days immediately preceding, but not including, the grant date. For more information, please refer to the below section titled “Executive Compensation — Accounting for Stock-Based Compensation.”
It is not the current practice or policy of the compensation committee nor Olo to (i) take material nonpublic information into account when determining the timing and terms of an option award or similar award, or (ii) time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. Specifically, equity awards are typically not granted (i) outside of a designated trading window established following the public release of quarterly results, or (ii) within four business days prior to or one business day after filing periodic reports or Forms 8-K disclosing material nonpublic information. Stock options may occasionally be granted off-cycle, including awards to new hires. In 2024, we did not grant an option or option-like award to a named executive officer within the four business days before the filing of a periodic report or current report disclosing material non-public information and ending one business day after the filing or furnishing of such report with the SEC.
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Pledging and Hedging Prohibitions
Certain transactions in our securities create a heightened compliance risk or could create the appearance of misalignment between our employees and members of our board of directors and our stockholders. Our board of directors has adopted an insider trading policy which prohibits our employees (including our executive officers) and our board of directors from hedging and monetization transactions with respect to our common stock, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds. In addition, our insider trading policy prohibits trading in derivative securities related to our common stock, which include publicly traded call and put options, engaging in short selling of our common stock, purchasing our common stock on margin, or holding it in a margin account and pledging our shares as collateral for a loan.
Insider Trading Policy and Procedures
We have adopted insider trading policies and procedures governing the purchase, sale, and other dispositions of our securities that apply to all directors, contractors, employees (including officers), and designated consultants of Olo. We believe that our insider trading policies and procedures are reasonably designed to promote compliance with insider trading laws, rules, and regulations, as well as applicable listing standards. A copy of our insider trading policy is included as Exhibit 19.1 to our Annual Report on Form 10-K for Fiscal Year 2024, filed with the SEC on February 25, 2025. In addition, it is our policy to comply with applicable insider trading laws, rules, and regulations, and any exchange listing standards that apply to Olo itself when engaging in transactions in our securities.
Compensation Recovery Policy
In accordance with the requirements of the SEC and NYSE listing rules, our board of directors adopted a compensation recovery policy on November 27, 2023, effective as of October 1, 2023. The compensation recovery policy provides that in the event we are required to prepare a restatement of financial statements due to material noncompliance with any financial reporting requirement under securities laws, we will seek to recover any incentive-based compensation that was based upon the attainment of a financial reporting measure and that was received by any current or former executive officer during the three-year period preceding the date that the restatement was required if such compensation exceeds the amount that the executive officer would have received based on the restated financial statements. In addition, the policy allows recovery of up to 100% of incentive-based compensation received by individuals whose intentional misconduct, fraud, or willful violations contributed directly to circumstances requiring a financial restatement.
Tax and Accounting Considerations
Our compensation committee takes the applicable tax and accounting requirements into consideration in designing and overseeing our executive compensation program.
Deductibility of Executive Compensation
Section 162(m) of the Code generally disallows public companies a federal income tax deduction for compensation in excess of $1 million that is paid to certain former or current senior executive officers (which include our Chief Executive Officer and Chief Financial Officer) in any taxable year. While our compensation committee considers the deductibility of awards as one factor in determining executive compensation, our compensation committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the compensation is not deductible by us for federal income tax purposes.
Accounting for Stock-Based Compensation
Our compensation committee takes accounting considerations into account in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is FASB ASC Topic 718, the standard which governs the accounting treatment of certain stock-based compensation. Among other things, FASB ASC Topic 718 requires us to record a compensation expense in our income statement for all equity awards granted to our executive officers and other employees. This compensation expense is based on the grant date “fair value” of the equity award and, in most cases, will be recognized ratably over the award’s requisite service period (which, generally, will correspond to the award’s vesting schedule). This compensation expense is also reported in the compensation tables below, even though recipients may never realize any value from their equity awards.
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Compensation Committee Report
The compensation committee of the board of directors has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on its review and discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into Olo’s 2024 Annual Report on Form 10-K for the fiscal year-ended December 31, 2024.
Respectfully submitted by the members of the compensation committee of the board of directors:
Linda Rottenberg, Chair
Brandon Gardner
David Cancel
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Executive Compensation Tables
2024 Summary Compensation Table
The following table sets forth all of the compensation awarded to or earned by or paid to our named executive officers during the fiscal years-ended December 31, 2024, 2023, and 2022, as applicable:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Noah H. Glass CEO	2024	500,000	8,525,359	—	468,368	17,018	9,510,745
	2023	500,000	1,939,420	—	519,300	13,440	2,972,160
	2022	500,000	2,356,956	1,493,781	—	22,689	4,373,426
Peter Benevides CFO	2024	420,000	2,053,340	—	236,057	288	2,709,685
	2023	420,000	2,909,138	—	261,727	240	3,591,105
	2022	406,000	1,203,851	762,974	—	240	2,373,065
Joanna Lambert(5) COO	2024	550,000	1,605,639	—	309,123	12,923	2,477,685
	2023	275,000	5,432,002	—	169,021	10,937	5,886,960
Robert Morvillo(6) CLO and Corporate Secretary	2024	380,000	2,734,109	—	177,980	10,778	3,302,867

Diego Panama(7) CRO	2024	550,000	1,466,559	—	400,142	14,088	2,430,789
	2023	550,000	1,939,420	—	737,957	10,140	3,237,517
	2022	270,833	5,604,387	1,096,914	335,330	8,006	7,315,470

(1)
This column reflects the aggregate grant date fair value of RSUs granted to our named executive officers during Fiscal Year 2024, 2023 and 2022, measured pursuant to FASB ASC Topic 718, the basis for computing stock-based compensation in our consolidated financial statements. The assumptions we used in valuing RSUs are described in Note (12) to our consolidated financial statements included in our Annual Report on Form 10-K for Fiscal Year 2024. The amounts reported for Messrs. Glass, Benevides, Morvillo, and Panama, and Ms. Lambert’s 2024 PSUs subject to performance-based vesting conditions are calculated based on probable achievement of the applicable performance metrics ($7,651,908, $1,205,751, $1,605,506, $861,185, and $791,274, respectively, as of grant date). The grant date fair value of such performance-based awards assuming the maximum achievement of the applicable performance metrics is $15,303,815, $2,411,501, $3,211,011, $1,722,369, and $1,582,547, for Messrs. Glass, Benevides, Morvillo, and Panama, and Ms. Lambert, respectively. The amounts reported for Messrs. Glass, Benevides, and Panama 2023 PSUs are calculated based on actual achievement of the applicable performance metrics ($498,753, $748,138, and $498,753, respectively). The amounts reported in this column reflect the accounting cost for the RSUs and PSUs and do not correspond to the actual economic value that may be received by our named executive officers upon the vesting and settlement of the RSUs or any sale of the underlying shares of our common stock.

(2)
This column reflects the aggregate grant date fair value of stock options granted to Messrs. Glass, Benevides, and Panama during fiscal year 2022, as applicable, measured pursuant to FASB ASC Topic 718, the basis for computing stock-based compensation in our consolidated financial statements.

(3)
For Mr. Panama, the value in this column reflects the cash amount earned under our sales compensation plan. For Messrs. Glass, Benevides, and Morvillo, and Ms. Lambert, the values in this column reflect annual cash bonuses earned under the Bonus Plan for Fiscal Year 2024.

(4)
This column reflects life insurance premiums paid by us for the benefit of our named executive officers during Fiscal Year 2024. For Messrs. Glass, Morvillo, and Panama, and Ms. Lambert, the amount also includes $13,800, $10,346, $13,800, and $12,261, respectively, of Section 401(k) matching contributions. In addition, for Mr. Glass, this amount includes $2,930 for professional subscription fees.

(5)	Ms. Lambert was not a named executive officer prior to the fiscal year-ended December 31, 2023.
(6)	Ms. Morvillo was not a named executive officer prior to Fiscal Year 2024.
(7)	Olo and Mr. Panama mutually agreed that he would depart Olo effective December 31, 2024, though he continued to provide services on an as-needed basis through March 31, 2025.
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Grants of Plan-Based Awards Table
The following table sets forth all plan-based awards granted to our named executive officers during 2024. For a description of the types of awards indicated below, please refer to our “Executive Compensation — Compensation Discussion and Analysis” section above. The equity awards granted during 2024 identified in the table below are also reported in “Outstanding Equity Awards as of December 31, 2024.”

Name	Type of Award	Grant Date	Committee Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Noah H. Glass	PSU(4)	3/1/2024	2/27/2024	—	—	—	465,445	930,889	1,861,778	—	—	—	7,651,907
	PSU(5)	3/1/2024	2/27/2024	—	—	—	—	307,193	307,193	—	—	—	873,452
	Cash Bonus	—	—	250,000	500,000	675,000	—	—	—	—	—	—	—
Peter Benevides	RSU	10/1/2024	7/31/2024	—	—	—	—	—	—	146,685	—	—	709,955
	PSU(4)	3/1/2024	2/27/2024	—	—	—	73,343	146,685	293,370	—	—	—	1,205,751
	PSU(5)	3/1/2024	2/27/2024	—	—	—	—	48,406	48,406	—	—	—	137,634
	Cash Bonus	—	—	126,000	252,000	340,200	—	—	—	—	—	—	—
Joanna Lambert	RSU	10/1/2024	7/31/2024	—	—	—	—	—	—	149,596	—	—	724,045
	PSU(4)	3/1/2024	2/27/2024	—	—	—	48,131	96,262	192,524	—	—	—	791,273
	PSU(5)	3/1/2024	2/27/2024	—	—	—	—	31,766	31,766	—	—	—	90,321
	Cash Bonus	—	—	165,000	330,000	445,500	—	—	—	—	—	—	—
Robert Morvillo	RSU	10/1/2024	7/31/2024	—	—	—	—	—	—	195,318	—	—	945,339
	PSU(4)	3/1/2024	2/27/2024	—	—	—	97,659	195,317	390,634	—	—	—	1,605,506
	PSU(5)	3/1/2024	2/27/2024	—	—	—	—	64,454	64,454	—	—	—	183,264
	Cash Bonus	—	—	95,000	190,000	256,500	—	—	—	—	—	—	—
Diego Panama	RSU	10/1/2024	7/31/2024	—	—	—	—	—	—	104,767	—	—	507,072
	PSU(4)	3/1/2024	2/27/2024	—	—	—	52,384	104,767	209,534	—	—	—	861,185
	PSU(5)	3/1/2024	2/27/2024	—	—	—	—	34,573	34,573	—	—	—	98,302
	Commission	—	—	—	550,000	—	—	—	—	—	—	—	—

(1)
Amounts shown in the “Threshold ($)”, “Target ($)”, and “Maximum ($)” columns reflect the threshold, target, and maximum amounts payable to Messrs. Glass, Benevides, and Morvillo, and Ms. Lambert under our Bonus Plan, and the amount payable to Mr. Panama under our sales compensation plan. For Mr. Panama, there are no threshold or maximum amounts with respect to his sales commission payments under the sales compensation plan. Actual payments made for Fiscal Year 2024 are provided in the “2024 Summary Compensation Table.”

(2)
Each RSU is subject to time-based vesting and each PSU is subject to performance-based and time-based vesting, in each case, as described in the footnotes to the “Outstanding Equity Awards at Fiscal Year-End — 2024” table.

(3)
This column reflects the grant date fair value of equity awards granted to our named executive officers during Fiscal Year 2024, measured pursuant to FASB ASC Topic 718, the basis for computing stock-based compensation in our consolidated financial statements. For PSUs, the aggregate grant date fair value is reported for the probable outcome, which for this purpose is estimated as 120% target achievement.

(4)
Amount represents a grant of relative TSR PSUs based on achieving relative TSR goals over a three-year performance period as further described in the footnotes to the “Outstanding Equity Awards as of December 31, 2024” table.

(5)
Amount represents a grant of PSUs based on achieving stock price goals over a three-year performance period as further described in the footnotes to the “Outstanding Equity Awards as of December 31, 2024” table.

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Outstanding Equity Awards as of December 31, 2024
The following table sets forth certain information regarding outstanding equity awards granted to our named executive officers that remain outstanding as of December 31, 2024.

		Option Awards(1)					Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Noah H. Glass	1/12/2016(3)	7,356,937	—	—	1.67	1/11/2026	—	—	—	—
	1/21/2020(3)	415,871	—	—	2.74	1/20/2030	—	—	—	—
	2/1/2021(4)	878,900	18,700	—	9.72	1/31/2031	—	—	—	—
	1/19/2022(5)	218,235	81,060	—	15.75	01/19/2032	—	—	—	—
	1/19/2022(6)	—	—	—	—	—	37,412	287,324	—	—
	2/24/2023(7)	—	—	—	—	—	92,707	711,990	—	—
	2/24/2023(8)	—	—	—	—	—	—	—	32,095	246,490
	3/1/2024(9)	—	—	—	—	—	—	—	930,889	7,149,228
	3/1/2024(10)	—	—	—	—	—	—	—	204,796	1,572,833
Peter Benevides	4/26/2016(3)	273,938	—	—	1.67	4/25/2026	—	—	—	—
	2/6/2018(3)	127,500	—	—	1.67	2/5/2028	—	—	—	—
	1/21/2020(3)	334,900	—	—	2.74	1/20/2030	—	—	—	—
	2/1/2021(4)	205,572	4,378	—	9.72	1/31/2031	—	—	—	—
	1/19/2022(5)	152,870	41,403	—	15.75	1/18/2032	—	—	—	—
	1/19/2022(6)	—	—	—	—	—	19,109	146,757	—	—
	2/24/2023(7)	—	—	—	—	—	139,061	1,067,988	—	—
	2/24/2023(8)	—	—	—	—	—	—	—	48,143	369,738
	3/1/2024(9)	—	—	—	—	—	—	—	146,685	1,126.541
	3/1/2024(10)	—	—	—	—	—	—	—	32,271	247,841
	10/1/2024(11)	—	—	—	—	—	134,462	1,032,668	—	—
Joanna Lambert	8/1/2023(12)	—	—	—	—	—	424,907	3,263,286	—	—
	3/1/2024(9)	—	—	—	—	—	—	—	96,262	739,292
	3/1/2024(10)	—	—	—	—	—	—	—	21,178	162,647
	10/1/2024(11)	—	—	—	—	—	88,242	677,699	—	—
Robert Morvillo	8/1/2022(13)	—	—	—	—	—	20,637	158,492	—	—
	2/24/2023(7)	—	—	—	—	—	18,541	142,395	—	—
	2/24/2023(8)	—	—	—	—	—	—	—	6,419	49,298
	3/1/2024(9)	—	—	—	—	—	—	—	195,317	1,500,035
	3/1/2024(10)	—	—	—	—	—	—	—	43,970	330,010
	10/1/2024(11)	—	—	—	—	—	179,042	1,375,043	—	—
Diego Panama(14)	7/5/2022(15)	145,652	77,362	—	11.07	7/4/2032	—	—	—	—
	7/5/2022(16)	—	—	—	—	—	158,209	1,215,045	—	—
	2/24/2023(7)	—	—	—	—	—	92,707	711,990	—	—
	2/24/2023(8)	—	—	—	—	—	—	—	32,095	246,490
	3/1/2024(9)	—	—	—	—	—	—	—	104,767	804,611
	3/1/2024(10)	—	—	—	—	—	—	—	23,049	177,016
	10/1/2024(11)	—	—	—	—	—	96,037	767,564	—	—

54

Executive Compensation
(1)
All equity awards listed in this table were granted pursuant to our 2005 Equity Incentive Plan (the “2005 Plan”), 2015 Equity Incentive Plan (the “2015 Plan”), and 2021 Plan, as applicable. Any outstanding time-based equity awards held by named executive officers, other than Mr. Panama, whose employment ended on December 31, 2024, are subject to 100% accelerated vesting upon a termination of the applicable named executive officer’s employment with us without cause, or by the applicable named executive officer for good reason, in either case within 3 months prior to or 18 months after a change in control.

(2)	The market value is based on the closing price of our Class A common stock on December 31, 2024, the last trading day of our Fiscal Year 2024, in the amount of $7.68 per share.
(3)	The shares subject to this stock option are fully vested.
(4)
6.25% of the shares underlying this option vested on April 1, 2021, with the remaining shares vesting in 45 equal monthly installments thereafter; provided that the named executive officer remains continuously employed with us through each applicable vesting date.

(5)
2.08% of the shares underlying this option vested on February 19, 2022, with the remaining shares vesting in 48 equal monthly installments thereafter; provided that the named executive officer remains continuously employed with us through each applicable vesting date.

(6)
The shares underlying this RSU vest in equal quarterly installments over four years beginning on January 19, 2022, and continuing to vest on each of March 5, June 5, September 5, and December 5 of a given calendar year; provided that the named executive officer remains continuously employed with us through each applicable vesting date.

(7)
The shares underlying this RSU vest in equal quarterly installments over four years beginning on February 24, 2023, and continuing to vest on each March 5, June 5, September 5, and December 5 of a given calendar year; provided that the named executive officer remains continuously employed with us through each applicable vesting date.

(8)
31.25% of the shares underlying this PSU vested on March 5, 2024 based on our performance between January 1, 2023 and December 31, 2023, as determined by the metrics of gross revenue and NGOI, with the remaining shares continuing to vest in 11 equal quarterly installments on each March 5, June 5, September 5, and December 5 of a given calendar year; provided that the named executive officer remains continuously employed with us through each applicable vesting date.

(9)
The shares underlying this PSU will vest (i) subject to the achievement of Olo's total shareholder return relative to the total shareholder return for the Russell 2000 Index over a three-year period beginning on January 1, 2024 and ending on December 31, 2026; and (ii) provided that the named executive officer remains continuously employed with us through the last day of the performance period.

(10)
1/3 of the shares underlying this PSU will vest upon Olo’s achievement of a stock price hurdle of $12 between January 1, 2024 and December 31, 2024 (Hurdle #1), 1/3 of the shares underlying this PSU will vest upon Olo’s achievement of a stock price hurdle of $18.50 between January 1, 2024 and December 31, 2025 (Hurdle #2), and 1/3 of the shares underlying this PSU will vest upon Olo’s achievement of a stock price hurdle of $25 between January 1, 2024 and December 31, 2026 (Hurdle #3); provided that the named executive officer remains continuously employed with us through the last day of the applicable performance period. In addition, the shares underlying this PSU are eligible to vest via a catch-up provision, such that: (i) if Hurdle #1 is not achieved during its applicable performance period, but Hurdle #2 or #3 are achieved in their respective performance periods, 1/3 of the shares underlying this PSU will vest, and (ii) if Hurdle #2 is not achieved during its applicable performance period, but Hurdle #3 is achieved, an additional 1/3 of the shares subject to this PSU will vest, in each case, provided that the named executive officer remains continuously employed with us through the last day of the applicable performance period.

(11)
The shares underlying this RSU vest in equal quarterly installments over three years beginning on December 5, 2024, and continue to vest on each March 5, June 5, September 5, and December 5 of a given calendar year; provided that the named executive officer remains continuously employed with us through each applicable vesting date. For Ms. Lambert, 53,333 shares underlying her RSU vested immediately upon grant.

(12)
61,804 shares underlying this RSU vested in equal quarterly installments over one year beginning on September 5, 2023 with 618,046 shares remaining. 25% of the remaining shares underlying this RSU vested on September 5, 2024 and 75% of the remaining shares continuing to vest on each March 5, June 5, September 5, and December 5 of a given calendar year; provided that the named executive officer remains continuously employed with us through each applicable vesting date.

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Executive Compensation
(13)
25% of the shares underlying this RSU vested on September 5, 2023, with the remaining shares vesting in 12 equal quarterly installments thereafter on each March 5, June 5, September 5, and December 5 of a given calendar year; provided that the named executive officer remains continuously employed with us through each applicable vesting date.

(14)	Mr. Panama’s employment ended on December 31, 2024. Mr. Panama’s RSU and PSU awards continued to vest until March 31, 2025, pursuant to the advisor agreement entered into on January 21, 2025.
(15)
25% of the shares underlying this option vested on July 5, 2023, with the remaining shares vesting in 36 equal monthly installments thereafter; provided that the named executive officer remains continuously employed with us through each applicable vesting date.

(16)
The shares underlying this RSU vest in equal quarterly installments over four years beginning on September 5, 2023, and continuing to vest on each March 5, June 5, September 5, and December 5 of a given calendar year; provided that the named executive officer remains continuously employed with us through each applicable vesting date.

Stock Option Exercises and Stock Vested During 2024
The following table sets forth the number of shares acquired and the value realized upon exercise of stock options and vesting of RSUs during Fiscal Year 2024 by each of our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Noah H. Glass	—	—	115,860	650,474
Peter Benevides	—	—	149,004	856,033
Joanna Lambert	—	—	285,395	1,536,524
Robert Morvillo	—	—	43,758	271,645
Diego Panama	—	—	177,583	1,010,973

(1)	No stock options were exercised by any named executive officer during Fiscal Year 2024.
(2)
The value realized upon vesting of RSUs and PSUs is calculated by multiplying the number of RSUs and PSUs vested on the applicable vesting date by the closing price of a share of our Class A common stock on the vesting date.

Pension Benefits
We do not maintain or provide any defined benefit pension plans or other supplemental executive retirement plans for the benefit of our named executive officers.
Nonqualified Deferred Compensation
We do not have any nonqualified deferred compensation arrangements with our named executive officers.
Potential Payments upon Termination or Change-in-Control
If a named executive officer is terminated by us without cause or resigns for good reason, the named executive officer will be eligible, pursuant to their employment agreements, for the following benefits:
•
payment of the named executive officer’s then-current base salary for 12 months for Mr. Glass and nine months for the other named executive officers following the date their employment is terminated, payable in equal installments in accordance with our regular payroll schedule;

•
for all named executive officers, other than Mr. Panama, a single lump sum payment of a portion of the named executive officer’s annual target bonus, which is calculated based on our achievement of objectives and milestones as set forth in our Bonus Plan, prorated for the period of employment during the applicable year (payable on the date we make the first severance installment payment), and, for Mr. Panama, a single lump sum payment equal to his target sales commission, prorated for the period beginning on the first month of the calendar year related to his termination up until the applicable termination date and less any commission amounts already paid to Mr. Panama for such period (payable on the date we make the first severance installment payment); and

56

Executive Compensation
•
payment of the monthly premiums for the named executive officer to continue coverage (including coverage for eligible dependents, if applicable) with respect to our health insurance plan, if they timely elect benefits pursuant to COBRA, from the date of their termination of employment until the earlier of: (i) 12 months for Mr. Glass and nine months for all other named executive officers, (ii) the date the named executive officer becomes eligible for group health insurance coverage with another employer, or (iii) the date the named executive officer ceases to be eligible for COBRA continuation coverage for any reason.

Additionally, pursuant to their employment agreements if a named executive officer is terminated by us without cause or resigns for good reason, within either three months prior to or 18 months following a change of control as defined in our 2021 Plan (for Messrs. Glass and Benevides, as defined in our 2015 Plan), then in lieu of the severance payments and benefits described immediately above, the named executive officer would be entitled to receive the following severance benefits:
•
a lump sum payment of an amount equivalent to 18 months for Mr. Glass and 12 months for the other named executive officers of the named executive officer’s then-current base salary (payable within sixty (60) days following termination of employment), provided, that if the termination occurs prior to a change in control, the severance shall commence to be paid in installments following termination, with a lump sum payment of the balance upon the occurrence of the change in control;

•
for all named executive officers currently employed by us, payment of a portion of the named executive officer’s annual target bonus, which is calculated based on our achievement of objectives and milestones as set forth in our Bonus Plan, prorated for the period of employment during the applicable year (payable on the date we make the first severance installment payment);

•
payment of the monthly premiums for the named executive officer to continue coverage (including coverage for eligible dependents, if applicable) with respect to our health insurance plan, if they timely elect benefits pursuant to COBRA, from the date of their termination of employment until the earlier of: (i) 18 months for Mr. Glass and 12 months for the other named executive officers, (ii) the date the named executive officer becomes eligible for group health insurance coverage with another employer, or (iii) the date named executive officer ceases to be eligible for COBRA continuation coverage for any reason; and

•
any unvested shares subject to time-based vesting shall accelerate and become fully vested upon the named executive officer’s applicable termination date, and any shares subject to performance-based vesting shall be treated as set forth in the applicable equity award.

In February 2025, our compensation committee amended the terms of Mr. Benevides’ awards to include single-trigger acceleration provisions for time-based vesting. Pursuant to this amendment, certain outstanding and unvested awards will immediately vest as to the time-based vesting upon a change in control (as defined by the 2021 Plan), provided Mr. Benevides remains continuously employed with Olo through the consummation of such change in control.
Additionally, pursuant to their employment agreements, if a named executive officer is terminated due to death or Permanent Disability (as defined in such employment agreement), the named executive officer will be eligible to receive a single lump sum payment of the named executive officer’s annual target bonus, which is calculated based on the achievement of our objectives and milestones as set forth in our Bonus Plan, prorated for the period of employment during the applicable year (payable in accordance with the terms of our Bonus Plan).
The payment of all such severance benefits described above are subject to the named executive officer’s execution of a separation agreement that has become enforceable and irrevocable and that includes a general release of all claims against us.
In addition, in the event any amounts a named executive officer will or may receive would constitute a “parachute payment” within the meaning of Section 280G of the Code, and such payments would be subject to the excise tax imposed by Section 4999 of the Code, then such payments will either be (i) provided to the named executive officer in full, or (ii) reduced to such lesser amount that would result in a smaller or no portion of such payments being subject to the excise tax, whichever amount, after taking into account all applicable taxes, including the excise tax, would result in the named executive officer’s receipt, on an after-tax basis, of the greatest amount of such payments.
Given Mr. Panama’s separation of employment from Olo as of December 31, 2024, he is not included in the table below. Please refer to the section titled “Executive Compensation — Diego Panama” below for details related to payments Mr. Panama received upon resignation.
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Executive Compensation
The following table summarizes the estimated payments and benefits that would be provided to our named executive officers upon certain terminations of employment as if such termination of employment had occurred on December 31, 2024.

	Resignation for Good Reason or Termination Without Cause Not in Connection with a Change of Control				Resignation for Good Reason or Termination Without Cause Within 3 Months Before or 18 Months After a Change of Control				Termination upon Death or Permanent Disability
Name	Cash Severance ($)	Cash Incentive Payment ($)(1)	Health Care Benefits ($)	Equity Acceleration ($)(2)	Cash Severance ($)	Cash Incentive Payment ($)(1)	Health Care Benefits ($)	Equity Acceleration ($)(3)	Cash Incentive Payment ($)(1)	Equity Acceleration ($)(4)
Noah H. Glass	500,000	500,000	29,960	—	750,000	750,000	44,939	9,824,870	750,000	8,579,067
Peter Benevides	315,000	189,000	29,960	—	420,000	252,000	22,470	3,969,001	252,000	1,351,849
Joanna Lambert	412,500	247,500	29,960	—	550,000	330,000	22,470	4,828,132	330,000	887,148
Robert Morvillo	285,000	142,500	30,307	—	380,000	171,000	22,730	3,525,266	190,000	1,800,038

(1)
For Messrs. Glass, Benevides, and Morvillo and Ms. Lambert, the values in this column reflect annual cash bonuses earned under the Bonus Plan for Fiscal Year 2024. For more information on the Bonus Plan’s attainment thresholds, please refer to the section above titled “Executive Compensation — Corporate Performance Measures”.

(2)	There is no acceleration of outstanding equity awards outside of a change of control.
(3)
The amounts reflected represent the value of acceleration of vesting of the named executive officer’s unvested and outstanding time-based equity awards, which include options, RSUs, and PSUs. For PSUs, in the event of a named executive officer’s continuous service through the consummation of a change in control (as defined in the 2021 Plan) prior to December 31, 2026, (i) the performance period shall automatically be amended such that the last day of the performance period will be the day immediately prior to the consummation of the change in control, and (ii) the stock price will be the price per share payable for one share in common stock in such change of control. Amounts are calculated based on $7.68 per share, the closing market price of our Class A common stock on December 31, 2024, the last trading day of Fiscal Year 2024.

(4)
In the event of a termination of a named executive officer’s continuous service to Olo due to their death or disability, the performance period for the PSUs will automatically be amended such that the last day of the performance period will be the date of such termination due to death or disability. Amounts are calculated based on $7.68 per share, the closing market price of our Class A common stock on December 31, 2024, the last trading day of Fiscal Year 2024.

Employment Agreements
We have entered into written employment agreements with each of our named executive officers. The employment agreements do not have specific terms and provide for “at will” employment (meaning that either we or the named executive officer may terminate the employment relationship at any time without cause). For a summary of the severance and change of control benefits, as well as an estimate of the potential payments and/or benefits payable to our named executive officers under these arrangements, refer to the description below and the above section titled “Executive Compensation — Potential Payments upon Termination or Change-in-Control.”
Noah H. Glass
On January 1, 2021, we entered into an employment agreement with Noah H. Glass, our Founder and Chief Executive Officer. Under the employment agreement, Mr. Glass’ initial annual base salary was $443,000, and he was eligible to earn an annual target cash bonus equal to 80% of his base salary. The actual amount of any bonus, and Mr. Glass’ entitlement to the bonus, is subject to our discretion and based on our and Mr. Glass’ achievement of objectives and milestones as set forth in the Bonus Plan for the specific year. Mr. Glass is also eligible to participate in the standard employee benefits plans available to our employees, subject to the terms of those plans.
58

Executive Compensation
Peter Benevides
On January 1, 2021, we entered into an employment agreement with Peter Benevides, our Chief Financial Officer. Under the employment agreement, Mr. Benevides’ initial annual base salary was $308,000, and he was eligible to earn an annual target cash bonus equal to 45% of his base salary. The actual amount of any bonus, and Mr. Benevides’ entitlement to the bonus, is subject to our discretion and based on our and Mr. Benevides’ achievement of objectives and milestones as set forth in the Bonus Plan for the specific year. Mr. Benevides is also eligible to participate in the standard employee benefit plans available to our employees, subject to the terms of those plans.
Joanna Lambert
On May 23, 2023, we entered into an employment agreement with Joanna Lambert, our Chief Operating Officer, which was effective July 5, 2023. Under the employment agreement, Ms. Lambert’s initial annual base salary was $550,000, and she was eligible to receive an annual bonus equal to 60% percent of her annual base salary. In addition, Ms. Lambert received a one-time sign-on grant of RSUs with a target grant value of $500,000, a one-time new-hire grant of RSUs with a target value of $5,000,000, and a refresh grant of RSUs and PSUs in 2024 (“Lambert 2024 Annual Refresh Grant”), with a combined target value of $2,500,000. More information on the Lambert 2024 Annual Refresh Grant can be found in the above section titled “Executive Compensation — Long Term Equity Incentives.” The actual amount of any bonus, and Ms. Lambert’s entitlement to the bonus, is subject to our discretion and based on our and Ms. Lambert’s achievement of objectives and milestones as set forth in the Bonus Plan for the specific year. Ms. Lambert is also eligible to participate in the standard employee benefit plans available to our employees, subject to the terms of those plans.
Robert Morvillo
On April 3, 2023, we entered into an employment agreement with Robert Morvillo, our Chief Legal Officer and Corporate Secretary. Under the employment agreement, Mr. Morvillo’s initial annual base salary was $316,200, and he was eligible to earn an annual target cash bonus equal to 35% of his base salary. The actual amount of any bonus, and Mr. Morvillo’s entitlement to the bonus, is subject to our discretion and based on our and Mr. Morvillo’s achievement of objectives and milestones as set forth in the Bonus Plan for the specific year. Mr. Morvillo is also eligible to participate in the standard employee benefit plans available to our employees, subject to the terms of those plans.
Diego Panama
On April 26, 2022, we entered into an employment agreement with Diego Panama, our former Chief Revenue Officer, which was effective July 5, 2022. Under the employment agreement, Mr. Panama’s initial annual base salary was $550,000, and he was eligible to earn sales commission payments according to our sales compensation plan. Mr. Panama was eligible to earn an annual target sales commission equal to 100% of his base salary. The actual amount of any sales commission payments, and Mr. Panama’s entitlement to any sales commission payments, were subject to the discretion of our compensation committee and subject to Mr. Panama’s achievement of objectives and milestones as set forth in the sales compensation plan. Mr. Panama was also eligible to participate in the standard employee benefit plans available to our employees, subject to the terms of those plans.
On November 1, 2024, Olo and Mr. Panama mutually agreed that he would depart Olo effective December 31, 2024. Mr. Panama also agreed to provide advisory services on an as-needed basis through March 31, 2025. As consideration for his advisory services, under the terms of an advisor agreement signed on January 21, 2025, we agreed to pay Mr. Panama a fee of $45,833 per month, a prorated bonus based on Mr. Panama’s 2024 executive bonus structure (excluding the commissions component) with Olo performance targets for the first quarter of 2025, and payments towards Mr. Panama’s COBRA premiums while he is providing advisory services. In addition, restricted stock unit and performance-based restricted stock unit awards that were granted by Olo to Mr. Panama continued to vest in accordance with the terms of the applicable award agreements through March 31, 2025. On March 31, 2025, Mr. Panama received severance as described in the “Executive Compensation — Potential Payments upon Termination or Change-in-Control” section above, commensurate with severance for a termination without cause or resignation for good reason.
Indemnification Matters
Our Amended and Restated Certificate of Incorporation, as amended (“Amended and Restated Certificate”) contains provisions that authorize us to provide indemnification of (and advancement of expenses to) our directors, officers, employees, and agents (and any other persons to which applicable law permits us to provide indemnification) to the
2025 Proxy Statement	59

Executive Compensation
fullest extent permitted by applicable law through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise. Our Amended and Restated Certificate currently limits or eliminates the personal liability of our directors and officers to the corporation for monetary damages for any breach of fiduciary duties as directors or officers, except liability for:
•	any breach of their duty of loyalty to Olo or its stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	in the case of our directors, unlawful payments of dividends or unlawful stock repurchases or redemptions;
•	any transaction from which they derived an improper personal benefit; or
•	in the case of our officers, any action brought by or in the right of Olo.
Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.
Subject to certain requirements, our amended and restated bylaws provides that we are required to indemnify our directors and executive officers to the fullest extent permitted by Delaware law or any other applicable law and we may indemnify our other employees and agents against expenses (including attorneys’ fees), judgments, fines (including ERISA excise taxes or penalties) and amounts paid in settlement actually and reasonably incurred by them in connection with a proceeding.
Our amended and restated bylaws also provide that, on satisfaction of certain conditions, we will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify them under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers, and other employees as determined by our board of directors. With certain exceptions, these agreements provide for advancement of expenses and full or partial indemnification in connection with third-party proceedings or by or in the right of us for related expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by any of these individuals in any action or proceeding. We believe these provisions in our Amended and Restated Certificate, amended and restated bylaws, and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our Amended and Restated Certificate and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, executive officers, or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
60

Equity Compensation Plan
Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2024. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)(2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3)
Equity plans approved by stockholders	29,274,924	4.08	35,746,798
Equity plans not approved by stockholders	—	—	—
Total	29,274,924	4.08	35,746,798

(1)
Includes stock options and stock awards issued under the 2005 Plan, 2015 Plan, and the 2021 Plan, but does not include future rights to purchase Class A common stock under our 2021 Employee Stock Purchase Plan (“ESPP”), which depend on a number of factors described in our ESPP and will not be determined until the end of the applicable purchase period.

(2)	The weighted-average exercise price excludes any outstanding RSUs and PSUs, which have no exercise price.
(3)
Includes the 2021 Plan and ESPP. Stock options or other stock awards granted under the 2005 Plan and 2015 Plan that are forfeited, terminated, expired, or repurchased become available for issuance under the 2021 Plan.

The 2021 Plan provides that the total number of shares of our Class A common stock reserved for issuance thereunder will automatically increase on January 1st of each year for a period of ten years commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to 5.0% of the total number of shares of capital stock outstanding on December 31st of the preceding year; or such lesser number of shares of Class A common stock as determined by our board of directors prior to January 1st of a given year. In addition, the ESPP provides that the total number of shares of our Class A common stock reserved for issuance thereunder will automatically increase on January 1st of each year for a period of up to ten years commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to the lesser of (i) 1.0% of the total number of shares of our Class A common stock outstanding on December 31st of the preceding year, and (ii) 11,700,000 shares of Class A common stock; or such lesser number of shares of Class A common stock as determined by our board of directors prior to January 1st of a given year.
Accordingly, on January 1, 2025, the number of shares of Class A common stock available for issuance under the 2021 Plan and the ESPP increased by 8,297,143 shares and 1,156,356 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.
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CEO Pay Ratio
Background
As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing the following comparison between the annual total compensation of our median employee and the annual total compensation of Noah H. Glass, our Chief Executive Officer, (the “CEO Pay Ratio”) in 2024. The following information about the relationship between the total annual compensation of our median employee and the total annual compensation of our Chief Executive Officer is a reasonable estimate calculated in accordance with Item 402(u) of Regulation S-K.
Methodology
To identify the median employee, we reviewed the compensation of all full- and, part-time employees who were employed as of December 31, 2024 (the “Determination Date”). We determined our median employee by reviewing annual total compensation paid in 2024 as of the Determination Date, which included actual cash compensation (comprised of base salary, annual cash bonuses, and sales commission payments) plus the grant date fair value of long-term equity incentives issued in 2024. We annualized base salary compensation only for employees hired in 2024.
In selecting the median employee in accordance with Item 402(u) of Regulation S-K, reporting companies are permitted to use reasonable estimates, assumptions, and methodologies based on their own facts and circumstances. As a result, the disclosure regarding the compensation of our median employee and the CEO Pay Ratio may not be directly comparable to similar disclosures by other reporting companies.
Pay Ratio Disclosure
In 2024, the total annual compensation of our median employee was $174,489 and the total annual compensation of our Chief Executive Officer was $9,510,745. This results in a ratio of approximately 55:1. Total annual compensation for the median employee and our Chief Executive Officer is calculated according to the disclosure requirements of the Summary Compensation Table and includes base salary, annual cash bonuses, sales commission payments, long-term equity incentives, and other similar compensation.
62

Pay versus Performance
Pay versus Performance Table
As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, we are providing information about the relationship between executive compensation actually paid to Mr. Glass, who is the principal executive officer, and the other named executive officers, as calculated in accordance with 402(v) of Regulation S-K (or “Compensation Actually Paid”), and certain financial performance measures. For additional information on our compensation philosophy, executive compensation program, and how we design our executive compensation program to align pay with performance, please refer to the section titled “Executive Compensation — Compensation Discussion and Analysis”.

Pay Versus Performance Table
Year	Summary Compensation Table Total for Principal Executive Officer ($)(1)	Compensation Actually Paid for Principal Executive Officer ($)(2)	Average Summary Compensation Table Total for Other Named Executive Officers ($)(3)	Average Compensation Actually Paid for Other Named Executive Officers ($)(4)	Value of Initial Fixed $100 Investment Based On:
					Olo Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return ($)(5)	Net (Loss) Income ($M)	Non-GAAP Total Gross Profit ($M)(6)
2024	9,510,745	11,954,234	2,730,257	3,791,908	22	197	(1)	175
2023	2,972,160	3,034,703	3,196,966	2,277,227	16	145	(58)	155
2022	4,373,426	(7,365,852)	3,467,556	(1,411,121)	18	93	(46)	138
2021	12,419,093	51,704,101	2,711,426	6,888,058	60	130	(42)	122

(1)	Mr. Glass served as our principal executive officer for the entirety of the years-ended December 31, 2021, 2022, 2023, and 2024.
(2)
The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Glass during the applicable year, but are instead computed in accordance with Item 402(v) of Regulation S-K. Compensation Actually Paid to Mr. Glass reflects the following adjustments from total compensation as reported in the Summary Compensation Table:

Principal Executive Officer—Noah Glass
			Fiscal Year-Ended December 31,
			2021	2022	2023	2024
	Summary Compensation Table—Total Compensation	(a)	$12,419,093	$4,373,426	$2,972,160	$9,510,745
—	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	(b)	9,339,129	3,850,737	1,939,420	8,525,359
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	(c)	9,861,224	1,187,314	1,162,594	10,772,805
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	(d)	2,119,183	(7,089,306)	91,146	363,500
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	(e)	4,698,981	651,271	315,084	—
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(f)	31,944,749	(2,637,820)	433,139	(167,457)
—	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(g)	—	—	—	—
=	Compensation Actually Paid		$51,704,101	$(7,365,852)	$3,034,703	$11,954,234

2025 Proxy Statement	63

Pay versus Performance
a.	Represents total compensation as reported in the Summary Compensation Table for Mr. Glass.
b.	Represents the aggregate grant date fair value of the stock awards and option awards granted to Mr. Glass, computed in accordance with FASB ASC Topic 718.
c.
Represents the aggregate fair value as of the indicated fiscal year-end of Mr. Glass’ outstanding and unvested stock awards and option awards granted during such fiscal year, computed in accordance with FASB ASC Topic 718.

d.
Represents the aggregate change in fair value during the indicated fiscal year-end of the outstanding and unvested stock awards and option awards held by Mr. Glass as of the last day of the indicated fiscal year, computed in accordance with FASB ASC Topic 718.

e.	Represents the aggregate fair value at vesting of the option awards that were granted to Mr. Glass and vested during the indicated fiscal year-end, computed in accordance with FASB ASC Topic 718.
f.
Represents the aggregate change in fair value, measured from the prior fiscal year-end to the vesting date, of each stock award and option award held by Mr. Glass that was granted in a prior fiscal year and which vested during the indicated fiscal year-end, computed in accordance with FASB ASC Topic 718.

g.
Represents the aggregate fair value as of the last day of the prior fiscal year of Mr. Glass’ stock awards and option awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year-end, computed in accordance with FASB ASC 718 (of which there happened to be none for 2021, 2022, 2023, or 2024).

(3)
Our other named executive officers for the applicable years were as follows: Messrs. Benevides, Morvillo and Panama, and Ms. Lambert for the year-ended December 31, 2024; Messrs. Benevides and Panama, and Mses. Lambert, Manning, and Das for the year-ended December 31, 2023; Messrs. Benevides, Panama, and Hahnfeld and Ms. Das for the year-ended December 31, 2022; and Messrs. Benevides and Hahnfeld for the year-ended December 31, 2021.

(4)
The dollar amounts do not reflect the actual amount of compensation earned by or paid to our named executive officers during the applicable year but are instead computed in accordance with Item 402(v) of Regulation S-K. The average Compensation Actually Paid to our named executive officers, other than Mr. Glass, reflects the following adjustments from total compensation as reported in the Summary Compensation Table:

Named Executive Officer Average
			Fiscal Year-Ended December 31,
			2021	2022	2023	2024
	Summary Compensation Table — Total Compensation	(a)	$2,711,426	$3,467,556	$3,196,966	$2,730,257
—	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	(b)	2,002,655	2,849,203	2,577,592	1,964,912
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	(c)	2,101,133	1,217,398	1,500,455	2,526,813
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	(d)	1,457,826	(1,901,553)	(8,876)	475,594
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	(e)	1,001,177	181,543	202,820	146,096
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(f)	1,619,151	(915,109)	124,380	(45,595)
—	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(g)	—	611,753	160,926	76,345
=	Compensation Actually Paid		$6,888,058	$(1,411,121)	$2,277,227	$3,791,908

64

Pay versus Performance
a.	Represents the average total compensation as reported in the Summary Compensation Table for the reported named executive officers in Note (3).
b.	Represents the average aggregate grant date fair value of the stock awards and option awards granted to the named executive officers, computed in accordance with FASB ASC Topic 718.
c.
Represents the average aggregate fair value as of the indicated fiscal year-end of the named executive officers’ outstanding and unvested stock awards and option awards granted during such fiscal year, computed in accordance with FASB ASC Topic 718.

d.
Represents the average aggregate change in fair value during the indicated fiscal year-end of the outstanding and unvested stock awards and option awards held by the named executive officers as of the last day of the indicated fiscal year, computed in accordance with FASB ASC Topic 718.

e.
Represents the average aggregate fair value at vesting of the stock awards and option awards that were granted to the named executive officers and vested during the indicated fiscal year-end, computed in accordance with FASB ASC Topic 718.

f.
Represents the average aggregate change in fair value, measured from the prior fiscal year-end to the vesting date, of each stock award and option award held by the named executive officers that was granted in a prior fiscal year and which vested during the indicated fiscal year-end, computed in accordance with FASB ASC Topic 718.

g.
Represents the average aggregate fair value as of the last day of the prior fiscal year of the named executive officers’ stock awards and option awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year-end, computed in accordance with FASB ASC Topic 718.

(5)
Our TSR and our peer group TSR reflected in these columns for each applicable fiscal year is calculated based on a fixed investment of $100 in our Class A common stock as of March 17, 2021, the date of our initial public offering, valued again on each fiscal year-ended December 31, 2021, 2022, 2023, and 2024 on the same cumulative basis as is used in Item 201(e) of Regulation S-K. Our peer group TSR is the S&P 500 Information Technology Index, as disclosed in our Annual Report on Form 10-K for Fiscal Year 2024.

(6)
Non-GAAP Total Gross Profit represents a non-GAAP number. Please see “Gross Profit and Gross Margin Reconciliation” included in our Press Release dated February 25, 2025, for the year ended December 31, 2024, for a reconciliation of non-GAAP Total Gross Profit to GAAP Total Gross Profit. Non-GAAP Total Gross Profit was not the company-selected performance measure in each fiscal year-ended December 31, 2021, 2022, and 2023. Non-GAAP Total Gross Profit is nonetheless a key driver of our performance and stockholder value creation and represents 50% of the corporate performance component of our Bonus Plan for Fiscal Year 2024. For more details on the components of our Bonus Plan, please refer to the section titled “Executive Compensation — Compensation Elements.”

2025 Proxy Statement	65

Pay versus Performance
Relationship Between Pay and Performance
As described in more detail above, our executive compensation program is guided by our overarching philosophy of paying for demonstrable performance. To incentivize and reward our executive officers to create sustainable long-term stockholder value, our executive compensation program is designed to align the interests and objectives of our executive officers with those of our stockholders by linking (i) long-term equity incentive opportunities to stockholder value creation and (ii) annual cash bonus opportunities, PSU attainment, and sales commission payments to our financial performance. This ensures the value of the long-term equity incentives and, therefore, a large portion of the Compensation Actually Paid to our named executive officers is inherently correlated to our stock price over time. Please refer to the section entitled “Executive Compensation — Compensation Discussion and Analysis” above for more information about our executive compensation program. The following charts illustrate the relationship between pay and performance, as calculated in accordance with 402(v) of Regulation S-K.

Compensation Actually Paid vs. TSR
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Total Shareholder Return
Peer Group Total Shareholder Return
Compensation Actually Paid (M)
Value of Initial $100 Investment (TSR)
$60
$50
$40
$30
$20
$10
$0
-$10
-$20
$210
$190
$170
$150
$130
$110
$90
$70
$50
$30
$10
$51.70
$6.89
$130
$60
($7.37)
($1.41)
$93
$18
$3.03
$2.28
$145
$16
$11.95
$3.79
$197
$22
FY 2021
FY 2022
FY 2023
FY 2024

The chart above compares Compensation Actually Paid, as computed in accordance with Item 402(v) of Regulation S-K, to our cumulative TSR since our initial public offering on March 17, 2021. As a result of the emphasis on long-term equity incentives in our executive compensation program, Compensation Actually Paid to our named executive officers is linked to our TSR. Over the last four years, Compensation Actually Paid to Mr. Glass and the average for our other named executive officers has decreased overall, aligned with our cumulative TSR, due to the overall decline in our stock performance.
66

Pay versus Performance

Compensation Actually Paid vs. Net (Loss) Income
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Net (Loss) Income
Compensation Actually Paid (M)
Net Income (M)
$60
$50
$40
$30
$20
$10
$0
-$10
-$20
$10
$0
-$10
-$20
-$30
-$40
-$50
-$60
-$70
-$80
$51.70
$6.89
($42)
($46)
($7.37)
($1.41)
$3.03
$2.28
($58)
$11.95
$3.79
($1)
FY 2021
FY 2022
FY 2023
FY 2024

Compensation Actually Paid vs. Non-GAAP Total Gross Profit

Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Company Selected Measure-Non-GAAP Total Gross Profit
Compensation Actually Paid (M)
Non-GAAP Total Gross Profit (M)
$60
$50
$40
$30
$20
$10
$0
-$10
-$20
$190
$180
$170
$160
$150
$140
$130
$120
$110
$100
$90
$80
$51.70
$6.89
$122
($7.37)
($1.41)
$138
$3.03
$2.28
$155
$11.95
$3.79
$175
FY 2021
FY 2022
FY 2023
FY 2024

Compensation Actually Paid to our named executive officers is not directly impacted by net (loss) income or Non-GAAP Total Gross Profit.
•	Our net loss for the fiscal year-ended December 31, 2021 was $42 million, and it increased over the following two years, before decreasing to $1 million for Fiscal Year 2024.
•	Non-GAAP Total Gross Profit for the fiscal year-ended December 31, 2021 was $122 million, and it increased over the following three years to $175 million for Fiscal Year 2024.
As illustrated above, the Compensation Actually Paid to Mr. Glass and the average for our other named executive officers overall decreased over that same period, due to the heavy emphasis on long-term equity incentives in our executive compensation program and the related overall decline in our stock performance.
2025 Proxy Statement	67

Pay versus Performance
Tabular List of Financial Performance Measures
The following is a list of financial performance measures, which in our assessment, represent the most important financial performance measures used to link Compensation Actually Paid to the named executive officers for Fiscal Year 2024 to our performance. These three financial measures were also used as metrics in our Bonus Plan, as described in further detail in “Executive Compensation — Compensation Elements.”
•	Non-GAAP Total Gross Profit
•	Gross Revenue
•	Non-GAAP Operating Income
68

Security Ownership of Certain
Beneficial Owners and Management
Ownership of Securities
The following table sets forth certain information regarding the ownership of our common stock as of April 1, 2025 by:
•	each of our named executive officers;
•	each of our directors;
•	all of our executive officers and directors as a group; and
•	each person or entity known by us to be beneficial owners of more than 5% of our Class A common stock or Class B common stock.
We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 116,811,462 shares of Class A common stock and 50,307,240 shares of Class B common stock outstanding as of April 1, 2025. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares subject to (i) options held by the person that are currently exercisable, or exercisable or would vest based on service-based vesting conditions within 60 days of April 1, 2025, and (ii) RSUs and PSUs for which the service-based vesting conditions have been satisfied or would be satisfied within 60 days of April 1, 2025. However, except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Olo Inc., 285 Fulton Street, One World Trade Center, 82nd Floor, New York, New York 10007.
2025 Proxy Statement	69

Security Ownership of Certain Beneficial Owners and Management

	Beneficial Ownership
	Class A Common Stock		Class B Common Stock		% of Total Voting Power†
Beneficial Owner	Number of Shares	%	Number of Shares	%
5% Stockholders:
Entities associated with The Raine Group(1)	2,509,426	2.1%	30,120,439	59.9%	49.0%
Entities associated with Raqtinda Investments(2)	—	—	13,157,966	26.2%	21.2%
Entities associated with FMR LLC(3)	6,027,540.72	5.2%	—	—	1.0%
Brown Capital Management(4)	8,022,158	6.9%	—	—	1.3%
The Vanguard Group(5)	14,273,513	12.2%	—	—	2.3%
BlackRock, Inc.(6)	10,617,031	9.1%	—	—	1.7%
Directors and Named Executive Officers:
Noah H. Glass(7)	400,505	*	13,393,403	22.7%	19.0%
David Cancel(8)	46,409	*	—	—	*
Brandon Gardner(1)(9)	2,576,852	2.2%	30,120,439	59.9%	49.0%
David Frankel(2)(10)	65,897	*	13,157,966	26.2%	21.2%
Daniel Meyer(11)	892,433	*	—	—	*
Colin Neville(1)(12)	2,579,802	2.2%	30,120,439	59.9%	49.0%
Linda Rottenberg(13)	58,660	*	1,130,398	2.2%	1.8%
Zuhairah Washington(14)	22,448	*	201,563	*	*
Lee Kirkpatrick(15)	383,864	*	—	—	*
Peter Benevides(16)	366,351	*	946,228	1.8%	1.6%
Joanna Lambert(17)	246,217	*	—	—	*
Robert Morvillo(18)	70,508	*	—	—	*
Diego Panama(19)	456,786	*	—	—	*
All current executive officers and directors as a group (13 persons)(20)	5,251,364	4.5%	58,950,057	96.2%	81.5%

*	Less than 1%.
†
Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. The holders of our Class B common stock are entitled to ten votes per share, and holders of our Class A common stock are entitled to one vote per share.

(1)
Consists of 30,120,439 shares of Class B common stock held by RPII Order LLC, 2,100,000 shares of Class A common stock held by RPII Order LLC, and 409,426 shares of Class A common stock held by Raine Associates II LP. RPII Order LLC, Raine Partners II LP, and Raine Capital LLC have shared voting and dispositive power over 30,120,439 shares of Class B common stock and 2,100,000 shares of Class A common stock. Raine Associates II LP, Raine Management LLC, The Raine Group LLC, and Raine Holdings LLC have shared voting and dispositive power over 32,629,865 shares of Class A and Class B common stock. The sole member of RPII Order LLC is Raine Partners II LP, a private equity fund managed by Raine Capital LLC, an SEC-registered Investment Advisor and subsidiary of The Raine Group LLC. The Investment Committee members of Raine Partners II LP who share voting and dispositive power with respect to such shares are Jeffrey A. Sine, Joseph Ravitch, Brandon W. Gardner, John Salter, and Deborah Mei. The address of RPII Order LLC is 65 East 55th Street, 24th Floor, New York, NY 10022.

(2)
Consists of 13,157,966 shares of Class B common stock held by Raqtinda Investments LLC. Raqtinda Investments LLC has shared voting and dispositive power over 13,157,966 shares of Class B common stock. David Frankel, along with Peter Rosenberg, has shared voting and dispositive power over 13,157,966 shares of Class B common stock. Raqtinda Investments LLC is managed by Peter Rosenberg and David Frankel. The Raqtinda Trust is a member of Raqtinda Investments LLC. Peter Rosenberg and Tracey Nicole Frankel are trustees of the Raqtinda Trust, and

70

Security Ownership of Certain Beneficial Owners and Management
David Frankel is the Grantor of the Raqtinda Trust. The address of Raqtinda Investments LLC is c/o Stonehage Fleming US LLC, One Liberty Place, 1700 Market Street, Suite 3010, Philadelphia, PA 19103. The information reported is based on a Schedule 13G/A filed with the SEC on February 6, 2024.
(3)
Consists of 6,027,540.72 shares of Class A common stock beneficially owned by FMR LLC (“FMR”) and Abigail P. Johnson. FMR has sole voting power over 6,025,887 shares of Class A common stock. FMR and Abigail P. Johnson share sole dispositive power over 6,027,540.72 shares of Class A common stock. The business address of FMR and Abigail P. Johnson is 245 Summer Street, Boston, MA 02210. The information reported is based on a Schedule 13G filed with the SEC on February 11, 2025.

(4)
Consists of 8,022,158 shares of Class A common stock held by Brown Capital Management, LLC, a registered investment advisor (“Brown Capital”). Brown Capital has sole voting power over 3,999,968 shares of Class A common stock and sole dispositive power over 8,022,158 shares of Class A common Stock. The business address of Brown Capital is 1201 N. Calvert Street, Baltimore, MD 21202. The information reported is based on a Schedule 13G/A filed with the SEC on February 14, 2025.

(5)
Consists of 14,273,513 shares of Class A common stock held by The Vanguard Group, a registered investment advisor (“Vanguard”). Vanguard has shared voting power over 126,092 shares of Class A common stock, sole dispositive power over 14,051,332 shares of Class A common stock, and shared dispositive power over 222,181 shares of Class A common stock. The business address of Vanguard is 100 Vanguard Blvd, Malvern, PA 19355. The information reported is based on a Schedule 13G/A filed with the SEC on November 12, 2024.

(6)
Consists of 10,617,031 shares of Class A common stock held by BlackRock, Inc. (“BlackRock”). BlackRock has sole voting power over 10,171,280 shares of Class A common stock and sole dispositive power over 10,617,031 shares of Class A common stock. The business address of BlackRock is 50 Hudson Yards, New York, NY 10001. The information reported is based on a Schedule 13G filed with the SEC on June 30, 2024.

(7)
Consists of (i) 151,093 shares of Class A common stock held directly by Mr. Glass, (ii) 1,118,400 shares of Class B common stock held directly by Mr. Glass, (iii) 249,412 shares of Class A common stock issuable upon the exercise of options held by Mr. Glass within 60 days of April 1, 2025, (iv) 8,670,408 shares of Class B common stock issuable upon the exercise of options held by Mr. Glass within 60 days of April 1, 2025, and (v) 3,604,595 shares of Class B common stock held by the Glass Family Trust (the “Trust”). Mr. Glass’ spouse is a trustee of the Trust and holds voting and dispositive power over the shares.

(8)	Consists of 46,409 shares of Class A common stock held directly by Mr. Cancel.
(9)	Consists of 61,426 shares of Class A common stock held directly and 6,000 shares of Class A common stock held by a family member of Mr. Gardner.
(10)	Consists of 65,897 shares of Class A common stock held directly by Mr. Frankel.
(11)
Consists of (i) 67,888 shares of Class A common stock held directly by Mr. Meyer, (ii) 6,000 shares of Class A common stock held by the child of Mr. Meyer, (iii) 470,275 shares of Class A common stock held by the Daniel H. Meyer Investment Trust d/t/d 5/15/92 of which Mr. Meyer is the grantor, trustee, and beneficiary, and (iv) 348,270 shares of Class A common stock held by the DHM 2012 Gift Trust of which Mr. Meyer’s spouse is a co-trustee and beneficiary.

(12)	Consists of 70,376 shares of Class A common stock held directly by Mr. Neville.
(13)
Consists of (i) 56,660 shares of Class A common stock held by Ms. Rottenberg, (ii) 2,000 shares of Class A common stock held by her spouse, and (iii) 1,130,398 shares of Class B common stock issuable upon the exercise of options held by Ms. Rottenberg within 60 days of April 1, 2025.

(14)
Consists of (i) 22,448 shares of Class A common stock held by Ms. Washington and (ii) 201,563 shares of Class B common stock issuable upon the exercise of options held by Ms. Washington within 60 days of April 1, 2025.

(15)
Consists of (i) 44,816 shares of Class A common stock held directly by Mr. Kirkpatrick, (ii) 259,048 shares of Class A common stock held by The Kirkpatrick Family Trust d/t/d 9/2/1999 of which Mr. Kirkpatrick and his spouse are the co-settlors and co-trustees, and (iii) 80,000 shares of Class A common stock held by The Kirkpatrick Family Delaware Dynasty Trust d/t/d 10/20/2021 of which Mr. Kirkpatrick is the investment advisor and designated representative, and Mr. Kirkpatrick’s spouse is the grantor and trust protector.

(16)
Consists of (i) 238,960 shares of Class A common stock held directly by Mr. Benevides, (ii) 127,391 shares of Class A common stock issuable upon the exercise of options held by Mr. Benevides within 60 days of April 1, 2025, and (iii) 946,288 shares of Class B common stock issuable upon the exercise of options held by Mr. Benevides within 60 days of April 1, 2025.

2025 Proxy Statement	71

Security Ownership of Certain Beneficial Owners and Management
(17)	Consists of 246,217 shares of Class A common stock held directly by Ms. Lambert.
(18)	Consists of 70,508 shares of Class A common stock held directly by Mr. Morvillo.
(19)
Consists of (i) 311,134 shares of Class A common stock held directly by Mr. Panama and (ii) 145,652 shares of Class A common stock issuable upon the exercise of options held by Mr. Panama within 60 days of April 1, 2025.

(20)
Consists of (i) 4,874,561 shares of Class A common stock, (ii) 48,001,400 shares of Class B common stock, (iii) 376,803 shares of Class A common stock issuable upon the exercise of options within 60 days of April 1, 2025, and (iv) 10,948,657 shares of Class B common stock issuable upon the exercise of options within 60 days of April 1, 2025.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Directors, executive officers, and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
To our knowledge, based on a review of the copies of such reports filed on the SEC’s EDGAR system and written representations that no other reports were required, during Fiscal Year 2024, all Section 16(a) filing requirements applicable to our directors, executive officers and greater than 10% beneficial owners were complied with.
72

Transactions with Related Persons
The following is a summary of transactions since January 1, 2024 to which we have been a participant in which the amount involved exceeded $120,000, and any of our directors, executive officers, or holders of more than 5% of any class of our capital stock at the time of such transaction, or any members of their immediate family, had or will have a direct or indirect material interest.
Customer and Vendor Contracts
Mr. Meyer is the founder and chair of the board of directors of Shake Shack Inc., which has been our customer since 2014. In 2024, we generated approximately $835,000 of revenue from Shake Shack Inc., with outstanding accounts receivable totaling approximately $153,668 as of December 31, 2024.
Mr. Meyer is also the founder and Executive Chairman of Union Square Hospitality Group, LLC, which has been our customer since 2020. Union Square Hospitality Group, LLC owns Daily Provisions Holdings, LLC. In 2024, we generated approximately $187,000 of revenue from Daily Provisions Holdings, LLC, with outstanding accounts receivable totaling approximately $39,934 as of December 31, 2024. Additionally, in 2024, we paid approximately $27,102 to Union Square Hospitality Group, LLC for Mr. Meyer's speaking engagement at our annual customer conference, Beyond4.
Mr. Meyer is also the co-founder and managing partner of Enlightened Hospitality Investments, LP, which is an investor of Dig Inn Restaurant Group, LLC and Salt&Straw, LLC. Dig Inn Restaurant Group, LLC has been our customer since 2023. In 2024, we generated approximately $301,000 of revenue from Dig Inn Restaurant Group, LLC, with outstanding accounts receivable totaling approximately $146,226 as of December 31, 2024. Salt&Straw, LLC has been our customer since 2022. In 2024, we generated approximately $130,000 of revenue from Salt&Straw, LLC, with outstanding accounts receivable totaling approximately $16,897 as of December 31, 2024.
Mr. Glass serves as a member of the board of directors of Portillo’s Inc., which has been our customer since 2015. In 2024, we generated approximately $712,000 of revenue from Portillo’s Inc., with outstanding accounts receivable totaling approximately $417,631 as of December 31, 2024. Additionally, in 2024, we paid approximately $40,000 in expenses to Portillo’s Inc., related to an event sponsorship and a goodwill credit.
Mr. Kirkpatrick serves as a member of the board of directors of Spreedly, Inc., which has been our vendor since 2022. In 2024, we paid approximately $412,000 in expenses to Spreedly, Inc.
In 2024, our audit committee ratified and continued the above transactions, concluding they were conducted on an arm’s length basis, were comparable to agreements with unrelated third-party customers and vendors, were entirely fair to Olo, and did not present any conflicts of interest.
Equity Grants to Directors and Executive Officers
We have granted stock options and stock awards to certain of our directors and executive officers. For more information regarding the stock options and stock awards granted to our directors and named executive officers, please refer to the sections titled “Executive Compensation” and “Non-Employee Director Compensation.”
Employment Agreements
We entered into written employment agreements with certain of our executive officers. For more information regarding employment agreements with our named executive officers, please refer to the section titled “Executive Compensation — Employment Agreements.”
Indemnification Agreements
Our Amended and Restated Certificate contains provisions that authorize us to provide indemnification of our directors and executive officers to the fullest extent permitted by applicable law through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise. Our amended and restated bylaws provide that we will indemnify each of our directors and executive officers to the fullest extent permitted under Delaware law. Our Amended and Restated Certificate and amended and restated bylaws also provide our board of directors with discretion to indemnify our employees and other agents when determined appropriate by the board of directors.
2025 Proxy Statement	73

Transactions with Related Persons
In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them. For more information regarding these agreements, please refer to the section titled “Executive Compensation — Indemnification Matters.”
Policies and Procedures for Transactions with Related Persons
We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock, any members of the immediate family of any of the foregoing persons or any affiliate of the foregoing persons are not permitted to enter into an identified related person transaction with us without the approval of our audit committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons or any affiliate of the foregoing persons, in which the amount involved exceeds $120,000 and such person, and Olo is a participant, other than compensation for services as an officer or director, must be presented to our board of directors or our audit committee for review, consideration, and approval. In approving or rejecting any such proposal, our audit committee is to consider all relevant facts and circumstances, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.
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Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will likely be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or us. Direct your written request to us by email at InvestorRelations@olo.com, by mail to our principal executive offices at 285 Fulton Street, One World Trade Center, 82nd Floor, New York, New York 10007, Attention: Corporate Secretary, or by calling us at (212) 260-0895. We hereby undertake to deliver promptly, upon written or oral request, a copy of the Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of the document was delivered. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.
2025 Proxy Statement	75

Other Matters
Our board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Noah H. Glass Founder, Chief Executive Officer, and Director

April 24, 2025
We have filed our Annual Report on Form 10-K for Fiscal Year 2024 with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Stockholders can also access this proxy statement and our Annual Report on Form 10-K at investors.olo.com. A copy of our Annual Report on Form 10-K for Fiscal Year 2024 is also available without charge upon written request to us via email at InvestorRelations@olo.com. Exhibits will be provided upon written request and payment of an appropriate processing fee.
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olo

Olo Inc.
285 Fulton Street
One World Trade Center
Floor 82
New York, NY 10007

InvestorRelations@olo.com

OLO
LISTED
NYSE

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SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/11/2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/OLO2025**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/11/2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect three Class I Directors, each to hold office until our Annual Meeting of Stockholders in 2028.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Noah H. Glass 02) David Cancel 03) Linda Rottenberg

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: Your proxy holder may vote in their discretion upon any other matters as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000673926_1 R1.0.0.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com

OLO INC.
Annual Meeting of Stockholders
June 12, 2025 10:00 AM EDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Noah H. Glass and Robert Morvillo, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A and Class B common stock of OLO INC. that the stockholder(s) is/are entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders to be held at 10:00 AM EDT on June 12, 2025, at www.virtualshareholdermeeting.com/OLO2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000673926_2 R1.0.0.2